UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Getty Images Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computer on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Getty Images Holdings, Inc.
605 5th Avenue S.
Suite 400
Seattle, WA 98104
Letter to Stockholders
July 22, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Getty Images Holdings, Inc. to be held on Monday, September 8, 2025 at 10:30 a.m., Eastern Time. We have adopted a virtual format for our 2025 Annual Meeting to provide a consistent experience to all stockholders regardless of location.
Our stockholders (or their proxy holders) as of the close of business on the record date, July 14, 2025 (the “Record Date”), can participate in and vote at our 2025 Annual Meeting by visiting https://meetings.lumiconnect.com/200-447-447-348 (password getty2025) and entering the 11-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), voting instruction form or proxy card. All others may view the 2025 Annual Meeting through our Investor Relations website at investor.gettyimages.com.
Further details regarding participation in the 2025 Annual Meeting and the business to be conducted are described in the Notice and this proxy statement. We have also made available a copy of our 2024 Annual Report to Stockholders (“Annual Report”) with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. If you want more information, please see the Questions and Answers section of this proxy statement or visit the 2025 Annual Meeting section of our Investor Relations website at investor.gettyimages.com.
Your vote is important. Whether or not you plan to participate in the 2025 Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.
Thank you for your support.

Sincerely,

Craig Peters, Chief Executive Officer and Director

Getty Images Holdings, Inc.
605 5th Avenue S.
Suite 400
Seattle, WA 98104
Notice of Annual Meeting of Stockholders
To Be Held Monday, September 8, 2025

The Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Getty Images Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually on Monday, September 8, 2025 at 10:30 a.m., Eastern Time. You will be able to attend the 2025 Annual Meeting online and submit your questions during the meeting by visiting https://meetings.lumiconnect.com/200-447-447-348 (password getty2025) and entering your 11-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The 2025 Annual Meeting will be held for the following purposes:
•To elect Craig Peters, Michael Harris and Hilary Schneider as Class III Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•To transact such other business as may properly come before the 2025 Annual Meeting or any continuation, postponement, or adjournment of the 2025 Annual Meeting.
Our Board of Directors has set the close of business on July 14, 2025 as the record date for determining stockholders who are entitled to notice of and to vote at the 2025 Annual Meeting, or any continuation, postponement or adjournment of the 2025 Annual Meeting. This proxy statement, together with the accompanying 2024 Annual Report to Stockholders (“Annual Report”) and a proxy or voting instruction form, are first being distributed or made available to stockholders on or about July 22, 2025.
To provide convenient access and promote attendance and participation, we will hold our 2025 Annual Meeting virtually. Stockholders may attend the 2025 Annual Meeting by logging in at https://meetings.lumiconnect.com/200-447-447-348 (password getty2025). The meeting will begin promptly at 10:30 a.m., Eastern Time. Online check-in will begin at 9:30 a.m., Eastern Time, and you should allow for time to complete the online check-in procedure.
Stockholders who received this Notice, proxy materials and the Annual Report by email and would like to receive a paper copy of our proxy materials and Annual Report, free of charge, may: call 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers), write to help@equiniti.com, or visit https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials. Please see “Questions and Answers about the 2025 Annual Meeting of Stockholders” on pages 6 to 9 of the proxy statement for additional information regarding participation in the 2025 Annual Meeting.

Your vote is very important to us. You can ensure your shares are represented at the 2025 Annual Meeting if you are a stockholder of record by promptly voting electronically over the Internet or, if you requested to receive paper copies of these materials by mail, by returning your completed proxy card in the pre-addressed, postage-paid return envelope, or, if your shares are held in street name, by returning your completed voting instruction card to your broker. If, for any reason, you desire to revoke or change your proxy, you may do so at any time before it is exercised. The proxy is solicited by our Board of Directors.
By Order of the Board of Directors
Kjelti Kellough
Senior Vice President, General Counsel and Corporate Secretary
July 22, 2025

i

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Getty Images Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held virtually on Monday, September 8, 2025 at 10:30 a.m., Eastern Time (the “2025 Annual Meeting”), and at any continuation, postponement, or adjournment of the 2025 Annual Meeting. You will be able to attend the 2025 Annual Meeting online and submit your questions during the meeting by visiting https://meetings.lumiconnect.com/200-447-447-348 (password getty2025) and entering your 11-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), as of the close of business on July 14, 2025 (the “Record Date”), will be entitled to notice of and to vote at the 2025 Annual Meeting and any continuation, postponement, or adjournment of the 2025 Annual Meeting. As of the Record Date, there were 414,811,306 shares of Class A common stock outstanding and entitled to vote at the 2025 Annual Meeting. Each share of Class A common stock is entitled to one vote on any matter presented to stockholders at the 2025 Annual Meeting.
In accordance with Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including this proxy statement and the Company’s annual report to stockholders for the year ended December 31, 2024 (the “2024 Annual Report”), and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.
The Notice of Internet Availability of Proxy Materials and this proxy statement for the 2025 Annual Meeting, and the accompanying form of proxy, were first distributed and made available on the Internet to stockholders on or about July 22, 2025. The 2024 Annual Report is available with this proxy statement by following the instructions in the Notice of Internet Availability of Proxy Materials.
In this proxy statement, “Getty Images”, “Getty”, the “Company”, “we”, “us”, and “our” refer to Getty Images Holdings, Inc. after the Business Combination (as defined herein) and to Griffey Global Holdings, Inc., a Delaware corporation (“Legacy Getty”) and Getty Images, Inc. before the Business Combination, unless stated otherwise or the context otherwise requires.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, SEPTEMBER 8, 2025

This proxy statement and our 2024 Annual Report to Stockholders are also available at https://www.astproxyportal.com/ast/26903

NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may appear throughout this proxy statement. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

BACKGROUND AND GENERAL INFORMATION ABOUT THE 2025 ANNUAL MEETING
Background
About Getty Images Business
Getty Images was founded in 1995, with the core mission of bringing the world’s best creative and editorial visual content solutions to our customers to engage their audiences. We have developed market enhancements across ecommerce, content subscriptions, user-generated content, diverse and inclusive content, and proprietary research alongside investment in our technology platform, which includes generative AI-services designed to be commercially safe, natural language processing, AI based integrated APIs, to become a global, trusted industry leader in the visual content space.
Business Combination
On July 22, 2022 (the “Closing Date”), the Company consummated the transactions in the Business Combination Agreement, dated December 9, 2021 (the “Business Combination Agreement” and the consummation of such transactions, the “Closing”), by and among CC Neuberger Principal Holdings II, a Cayman Islands exempted company (“CCNB”), the Company (at such time, Vector Holding, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCNB), Vector Domestication Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Domestication Merger Sub”), Vector Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCNB (“G Merger Sub 1”), Vector Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCNB (“G Merger Sub 2”), Griffey Global Holdings, Inc., a Delaware corporation (“Legacy Getty”), and Griffey Investors, L.P., a Delaware limited partnership (the “Partnership”). On the day prior to the Closing Date, the Company statutorily converted from a Delaware limited liability company to a Delaware corporation (the “Statutory Conversion”). On the Closing Date, CCNB merged with and into Domestication Merger Sub, with Domestication Merger Sub surviving the merger as a wholly-owned direct subsidiary of the Company (the “Domestication Merger”). Following the Domestication Merger on the Closing Date, G Merger Sub 1 merged with and into Legacy Getty, with Legacy Getty surviving the merger as an indirect wholly-owned subsidiary of the Company (the “First Getty Merger”). Immediately after the First Getty Merger, Legacy Getty merged with and into G Merger Sub 2 with G Merger Sub 2 surviving the merger as an indirect wholly-owned subsidiary of the Company (the “Second Getty Merger” and together with the First Getty Merger, the “Getty Mergers” and, together with the Statutory Conversion and the Domestication Merger, the “Business Combination”). In connection with the closing of the Business Combination, we changed our name from “Vector Holding, LLC” to “Getty Images Holdings, Inc.”
Legacy Getty was incorporated in Delaware on September 25, 2012, and in October of the same year, indirectly acquired Getty Images, Inc.
Entry into Merger Agreement with Shutterstock
On January 6, 2025, Getty Images entered into an Agreement and Plan of Merger (the “Shutterstock Merger Agreement”) to combine in a merger-of-equals transaction with Shutterstock, Inc (“Shutterstock”). Subject to terms and conditions in the Shutterstock Merger Agreement, the aggregate consideration to be paid by Getty Images in respect of the outstanding shares of common stock of Shutterstock will be:

•An amount in cash equal to the product of $9.50 multiplied by the number of shares of Shutterstock common stock outstanding immediately prior to the transaction close (including vested Shutterstock restricted stock units and performance stock units) (the “Total Cash Amount”); and

•A number of shares of our Class A common stock equal to the product of 9.17 multiplied by the number of shares of Shutterstock common stock outstanding immediately prior to the transaction close (including vested Shutterstock restricted stock units and performance stock units) (the “Total Stock Amount”).

Each of the Total Cash Amount and the Total Stock Amount will be fixed as of immediately prior to closing of the Merger. Therefore, cash elections will be subject to proration if cash elections are oversubscribed and stock elections will be subject to proration if stock elections are oversubscribed.

Each holder of Shutterstock common stock immediately prior to the transaction close will have the option to receive, subject to proration, for each share of Shutterstock common stock held by such holder:

•Cash consideration of $9.50 and 9.17 shares of our Class A common stock;

•Cash consideration of $28.8487; or

•13.67237 shares of our Class A common stock.

Following the close of the transaction, Getty Images stockholders will own approximately 54.7% and Shutterstock stockholders will own approximately 45.3% of the combined company on a fully diluted basis. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, the approval of Getty Images and Shutterstock stockholders and other customary closing conditions.

The foregoing description of the Shutterstock Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shutterstock Merger Agreement, which is attached as an exhibit to our Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.

On January 28, 2025, Getty Images filed its Premerger Notification and Report Form under the HSR Act (“HSR Filing”). On February 27, 2025, Getty Images withdrew its HSR Filing and refiled it on March 3, 2025. On April 2, 2025, Getty Images and Shutterstock announced that they had each received a Request for Additional Information and Documentary Material (“Second Request”) from the U.S. Department of Justice (“DOJ”) in connection with the transaction. The Second Request was issued under notification requirements of the HSR Act. The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after Getty Images and Shutterstock have substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the DOJ.

Following submission of a briefing paper, on April 22, 2025, the United Kingdom Competition and Markets Authority invited Getty Images to submit a Merger Notice and their review process is ongoing.

For additional information associated with the transaction, please see the Company other SEC filings.
Purpose of the Meeting
You are receiving this proxy statement because our Board of Directors is soliciting your proxy to vote your shares of Class A common stock at the 2025 Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares of Class A common stock.
Proposals
At the 2025 Annual Meeting, our stockholders will be asked:
•To elect Craig Peters, Michael Harris and Hilary Schneider as Class III Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified; and
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
We know of no other business that will be presented at the 2025 Annual Meeting. If any other matter properly comes before the stockholders for a vote at the 2025 Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares of Class A common stock in accordance with their best judgment.
Recommendations of our Board of Directors
Our Board of Directors recommends that you vote your shares of Class A common stock as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Class A common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Class A common stock represented by the proxies will be voted, and our Board of Directors recommends that you vote:
•FOR the election of Craig Peters, Michael Harris and Hilary Schneider as Class III Directors; and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If any other matter properly comes before the stockholders for a vote at the 2025 Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the 2025 Annual Meeting. This proxy statement includes information that we are required to provide to you under SEC rules and that to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2024 Annual Report available to our stockholders electronically via the Internet. On or about July 22, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Instructions on how to vote and printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholders at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Equiniti Trust Company, LLC at 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers), or write to help@equiniti.com, or visit https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterial.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Equiniti Trust Company, LLC at 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers), or write to help@equiniti.com, or visit https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the 2025 Annual Meeting is July 14, 2025. You are entitled to vote at the 2025 Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the 2025 Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote for all matters before the 2025 Annual Meeting. At the close of business on the Record Date, there were 414,811,306 shares of Class A common stock outstanding and entitled to vote at the 2025 Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his, her or its name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s or entity’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name”, and you would like to vote your shares online at the 2025 Annual Meeting, you should contact your bank or broker to obtain your 11-digit control number or otherwise vote through the bank or broker.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the 2025 Annual Meeting for any business to be conducted. The presence at the 2025 Annual Meeting of the holders of a majority in voting power of the issued and outstanding Class A common stock and entitled to vote on the Record Date, present in person, electronically or represented by proxy, will constitute a quorum. Abstentions and broker non-votes (defined below) will also be considered present for the purpose of determining whether there is a quorum for the 2025 Annual Meeting.
Who can attend the 2025 Annual Meeting?
We have adopted a virtual format for our 2025 Annual Meeting to provide a consistent experience to all stockholders regardless of location. You may attend and participate in the 2025 Annual Meeting by visiting the following website: https://meetings.lumiconnect.com/200-447-447-348 (password getty2025). To attend and participate in the 2025 Annual Meeting, you will need the 11-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 11-digit control number or otherwise vote through the bank or broker. You may also join the 2025 Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures. A technician will be available to address any technical difficulties via a phone number provided on the virtual meeting website listed above.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the 2025 Annual Meeting, (i) the Chairperson of the 2025 Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the 2025 Annual Meeting, present in person, electronically, or represented by proxy, may adjourn the 2025 Annual Meeting until a quorum is present or represented.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote by:
•Internet — You can vote over the Internet at www.voteproxy.com by following the instructions on the Internet Notice or proxy card;
•Telephone — You can vote by telephone by calling 1-800-776-9437 and following the instructions on the Internet Notice or proxy card;
•Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting — If you attend the meeting online, you will need the 11-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on September 7, 2025. To participate in the 2025 Annual Meeting, including to vote via the Internet or telephone, you will need the 11-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the 2025 Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the 2025 Annual Meeting. If you submit your proxy, you may still decide to attend the 2025 Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the 2025 Annual Meeting, you should contact your bank or broker to obtain your 11-digit control number or otherwise vote through the bank or broker. If you lose your 11-digit control number, you may join the 2025 Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the 2025 Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of Getty Images prior to or at the 2025 Annual Meeting; or
•by voting online at the 2025 Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the 2025 Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the 2025 Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 11-digit control number or otherwise voting through your bank or broker.
Who will count the votes?
A representative of Equiniti Trust Company, LLC, our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are indicated on page 4 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the 2025 Annual Meeting?
We know of no other business that will be presented at the 2025 Annual Meeting. If any other matter properly comes before the stockholders for a vote at the 2025 Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We have adopted a virtual format for our 2025 Annual Meeting to provide a consistent experience to all stockholders regardless of location. You will therefore be able to attend the 2025 Annual Meeting online and submit your questions by visiting https://meetings.lumiconnect.com/200-447-447-348 (password getty2025). You also will be able to vote your shares electronically at the 2025 Annual Meeting by following the instructions provided in the proxy materials.
What if during the check-in time or during the 2025 Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the log-in page.
Will there be a question and answer session during the 2025 Annual Meeting?
As part of the 2025 Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the 2025 Annual Meeting as a stockholder by following the procedures outlined above in “Who can attend the 2025 Annual Meeting?” will be permitted to submit questions during the 2025 Annual Meeting. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Substantially similar questions will be answered only once due to time constraints.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Voting Options	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast by the holders of our Class A common stock present in person, electronically or represented by proxy at the 2025 Annual Meeting and entitled to vote on the election of such directors. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast of our Class A common stock.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the election of directors, or an “abstention,” in the case of the proposal regarding ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions will have no effect on the proposal to ratify the appointment of Ernst & Young LLP.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes will have no effect on the election of directors. We do not expect any broker non-votes on the proposal to ratify the appointment of Ernst & Young LLP.
Broker non-votes will count for purposes of determining whether a quorum is present.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Where can I find the voting results of the Annual Meeting?
We will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the 2025 Annual Meeting.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct and Business Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee to assist our Board of Directors in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Code of Conduct and Business Ethics in the “Governance” section of our investor relations page of our website located at https://investors.gettyimages.com/corporate-governance/governance-documents, or by emailing investorrelations@gettyimages.com.
Board Composition
Our business and affairs are organized under the direction of our Board of Directors. Our Board of Directors currently consists of ten members. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required.
In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Currently, our Board of Directors is divided into the following classes:
•Class I, which consists of Patrick Maxwell, James Quella and Jeffrey Titterton, whose terms will expire at the 2026 Annual Meeting;
•Class II, which consists of Mark Getty, Chinh Chu, Tracy Knox and Brett Watson, whose terms will expire at the Company’s annual meeting of stockholders to be held in 2027; and
•Class III, which consists of Craig Peters, Michael Harris and Hilary Schneider, whose terms will expire at the Company’s annual meeting of stockholders to be held in 2025.
At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management.
Further, in connection with the execution of the Business Combination Agreement, CC Neuberger Principal Holdings II Sponsor LLC (the “Sponsor”), the equityholders of the Sponsor, certain equityholders of Legacy Getty and certain other parties thereto entered into the Stockholders Agreement dated December 9, 2021 (the “Stockholders Agreement”) with Getty Images (then Vector Holding, LLC), pursuant to which, among other things, our Board of Directors consists of (i) three directors nominated by Getty Investments LLC (“Getty Investments”), (ii) two directors nominated by Koch Icon Investments, LLC (“Koch Icon”), (iii) one director nominated by CC Capital Partners, LLC (“CC Capital”), (iv) the chief executive officer of Getty Images and (v) a number of independent directors sufficient to comply with the requisite independence requirements of the NYSE and the rules and regulations of the SEC. The number of nominees that each of Getty Investments, Koch Icon and CC Capital will continue to be entitled to nominate pursuant to the Stockholders Agreement is subject to reduction based on the aggregate number of shares of Class A common stock held by such stockholders (together with their successors and any permitted transferees), as follows:
•For so long as (i) the Getty Family Stockholders (as defined below in “Security Ownership of Certain Beneficial Owners and Management” below) beneficially own, in the aggregate, at least 52,000,000 shares of Class A common stock, as adjusted for stock splits, stock combinations, and the like (the “Three Director Appointment Threshold”), Getty Investments shall be entitled to nominate three individuals to our Board of Directors, (ii) if the Getty Family Stockholders do not meet the Three Director Appointment Threshold, but the Getty Family Stockholders beneficially own, in the aggregate, at least 26,000,000 shares of Class A common stock, as adjusted for stock splits, stock combinations, and the like (the “Two Director Appointment Threshold”), Getty Investments shall be entitled to nominate two individuals to the our Board of Directors, and (iii) the Getty Family Stockholders beneficially own, in the aggregate, fewer than 26,000,000 shares of Class A common stock, as adjusted for stock splits, stock combinations, and the like, but greater than or equal to 5% of the total number of outstanding shares of Class A common stock (but less than a number of shares of Class A common stock that would meet the Two Director Appointment Threshold), Getty Investments shall be entitled to nominate one individual to our Board of Directors. In the event that the Getty Family Stockholders beneficially own, in the aggregate, less than 5% of the total number of outstanding shares of Class A common stock, Getty Investments will not be entitled to nominate any individual to our Board of Directors pursuant to the Stockholders Agreement.

•For so long as (i) Koch Icon beneficially owns, in the aggregate, at least 26,000,000 shares of Class A common stock, as adjusted for stock splits, stock combinations, and the like, Koch Icon shall be entitled to nominate two individuals to our Board of Directors and (ii) Koch Icon beneficially owns, in the aggregate, fewer than 26,000,000 shares of Class A common stock, as adjusted for stock splits, stock combinations, and the like, but greater than or equal to 5% of the total number of outstanding shares of Class A common stock, Koch Icon shall be entitled to nominate one individual to our Board of Directors. In the event that Koch Icon beneficially owns, in the aggregate, less than 5% of the total number of outstanding shares of Class A common stock, Koch Icon shall not be entitled to nominate any individual to our Board of Directors pursuant to the Stockholders Agreement.
•For so long as the Sponsor beneficially owns, in the aggregate, at least 5,116,000 shares of Class A common stock, as adjusted for stock splits, stock combinations, and the like, CC Capital shall be entitled to nominate one individual to our Board of Directors. In the event that the Sponsor beneficially owns, in the aggregate, fewer than 5,116,000 shares of Class A common stock, as adjusted for stock splits, stock combinations, and the like, CC Capital shall not be entitled to nominate any individual to our Board of Directors pursuant to the Stockholders Agreement.
Please also see the Stockholders Agreement, which is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, for more information.
Director Independence
As required by the rules of the New York Stock Exchange (“NYSE”), a majority of our Board of Directors is independent. An “independent director” is generally defined under applicable NYSE rules as one who the Board of Directors affirmatively determines has no material relationship with the company, either directly or as an officer, partner or stockholder of a company that has a relationship with the company. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of NYSE.

Our Board of Directors has determined that each of the directors, other than Craig Peters and Mark Getty, qualifies as an “independent director” under applicable SEC and NYSE rules for purposes of serving on our Board of Directors and each committee on which they serve, as applicable. Our Board of Directors also previously determined that Jonathan D. Klein, a former director who served on our board until June 13, 2024, was an “independent director” under applicable SEC and NYSE rules for purposes of serving on our Board of Directors and the committee on which he served. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and relationships as they may relate to us and our management.
Director Candidates
The Nominating and Corporate Governance Committee is responsible for periodically reviewing with our Board of Directors the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the current make-up of our Board of Directors and the needs of the board given the circumstances of the Company. In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates fulfill the criteria for directors approved by our Board Directors, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience (for example, in relation to finance and accounting, strategy, risk management, technical expertise, policy-making, etc.). In addition, the Company recognizes and embraces the benefits of having a diverse board. In evaluating the composition of our Board of Directors, the Nominating and Corporate Governance Committee will consider diversity among other relevant considerations.
The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Committee, directors and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee by email at corporate.secretary@gettyimages.com or by mail at c/o General Counsel & Corporate Secretary, Getty Images Holdings, Inc., 605 5th Avenue S. Suite 400, Seattle, WA 98104.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to Getty

Images Holdings, Inc., c/o Corporate Secretary, 605 5th Avenue S. Suite 400, Seattle, WA 98104, who will determine whether to forward such communications to the appropriate party. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Board Leadership Structure
Our Board of Directors believes that its leadership structure, in which the roles of Chair and CEO are separated, best serves our Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, including its oversight of management, and the Company’s overall corporate governance. We have separated the positions of Chair and CEO in recognition of the differences between the two roles. Separating these positions allows our CEO to focus more directly upon executing on the Company’s strategic objectives and business plan, providing day-to-day leadership and guiding senior management through the implementation of our strategic initiatives. It also allows our non-executive Chair to utilize his time to focus on our long-term strategy, and to set the agenda for board meetings and preside over meetings of the full board.
Our Board of Directors will periodically review its leadership structure to determine whether it continues to best serve Getty Images and its stockholders.
Role of our Board of Directors in Risk Oversight
Our Board of Directors is involved in the oversight of risk management related to us and our business. Our Board of Directors accomplishes this oversight both directly and through its Audit Committee, which assists the board in overseeing a part of our overall risk management and regularly reports to the board. The Audit Committee represents the board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the oversight of administrative and financial controls, our compliance with legal and regulatory requirements, cybersecurity, our procedures for treatment of complaints regarding internal accounting controls or auditing matters, and our policies with respect to risk assessment and risk management. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses significant areas of our business and related risks and summarizes for the board areas of risk and any mitigating factors. In addition, our Board of Directors participates in regular briefings with management on a variety of topics, including cybersecurity and artificial intelligence, in which risk oversight is an inherent element.
Executive Sessions of Non-Management Directors
As provided in the Corporate Governance Guidelines, the non-management directors meet, without management directors or management present on a regularly scheduled basis. The Company holds an executive session including only independent directors at least once per year.
Code of Conduct and Business Ethics
We have a written Code of Conduct and Business Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Conduct and Business Ethics on our investor relations website, https://investors.gettyimages.com/corporate-governance/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers from, any provision of the Code of Conduct and Business Ethics.

Insider Trading, Anti-Hedging and Anti-Pledging Policies
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees and contractors. The policy prohibits our directors, officers and certain employees in key financial reporting and communication roles and any entities they control from purchasing financial instruments such as puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds, and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of our equity securities. Further, the policy prohibits our directors, officers and certain employees in key financial reporting and communication roles from pledging, hypothecating, or otherwise encumbering our equity securities as collateral for indebtedness. The policy also governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and contractors. The Company has also adopted a trading policy governing the Company’s repurchase of its own securities. We believe both policies are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE exchange listing standards. Copies of our insider trading policies are filed in an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
Incentive-Based Compensation Recovery Policy (Clawback)
Effective October 2, 2023, we adopted a clawback policy in accordance with SEC rules and NYSE listing standards, a copy of which is publicly filed with our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
Attendance by Members of Our Board of Directors at Meetings
In 2024, there were seven meetings of our Board of Directors. During such time, each director attended at least 75% of the aggregate of (i) all meetings of our Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website, https://investors.gettyimages.com/corporate-governance/governance-documents, or by email request to investorrelations@gettyimages.com, a director is expected to regularly attend, and prepare for, meetings of our Board of Directors and its committees including advance review of circulated materials, and active participation in board and committee discussions. We do not maintain a formal policy regarding director attendance at the 2025 Annual Meeting; however, we encourage our directors to attend the 2025 Annual Meeting. All directors attended the 2024 Annual Meeting.
Involvement in Certain Legal Proceedings
As of the filing of this proxy statement, there are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the ability or integrity of any of our directors, director nominees or executive officers.
COMMITTEES OF OUR BOARD OF DIRECTORS
Our Board of Directors has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a written charter that has been approved by our Board of Directors. Each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee operates under a written charter that has been approved by our Board.

The members of each committee and each committee Chairperson are as follows:

Name	Audit	Compensation	Nominating and Corporate Governance
Mark Getty
Craig Peters
Chinh Chu		X
Mike Harris			Chair
Tracy Knox	Chair
Patrick Maxwell			X
James Quella	X
Hilary Schneider	X	X
Jeffrey Titterton
Brett D. Watson		Chair

Audit Committee
The functions of our Audit Committee include, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the quality and adequacy of our internal control policies and procedures, including the responsibilities, budget and staffing of our internal audit function;
•reviewing with the independent auditors, and internal audit department, if applicable, the annual audit plan;
•obtaining and reviewing at least annually a report by the Company’s independent auditors describing the independent auditors’ internal quality control procedures, issues raised by the most recent internal quality-control review and all relationships between the independent auditor and the Company, if any;
•monitoring the rotation of the lead partner of our independent auditor on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained in Management’s Discussion and Analysis of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues in internal audit reports and responses by management;
•reviewing with management and our auditors any earnings press releases and other public announcements related to financials;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal, regulatory and ethical responsibilities;
•reviewing our major financial risk exposures; and

•reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee Charter.
Our Audit Committee consists of Tracy Knox, James Quella and Hilary Schneider. Our Board of Directors has determined that each of the members of our Audit Committee satisfies the independence requirements of the NYSE corporate governance standards and Rule 10A-3 under the Exchange Act and is financially literate (as defined under the rules of the NYSE). In arriving at this determination, our Board of Directors has examined each Audit Committee member’s scope of experience, the nature of their prior and/or current employment and all other factors determined to be relevant under the rules and regulations of the NYSE and the SEC.
Tracy Knox serves as the chair of our Audit Committee. Our Board of Directors has determined that each of Ms. Knox, Ms. Schneider and Mr. Quella qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE rules. In making this determination, our Board of Directors has considered formal education and previous professional experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with the audit committee members.
Our Board of Directors has delegated the oversight of cybersecurity risks to the Audit Committee. The Audit Committee assists the Board in its oversight of the Company’s policies and practices employed to identify, assess and manage key risks facing Getty Images, including cybersecurity risks. Members of management, including the Company’s Chief Technology Officer, provide the Audit Committee with updates on cybersecurity and information technology matters. In turn, the Audit Committee and management also provide updates to the Board of Directors.
Our Board of Directors adopted a written charter for our Audit Committee, which is available on our corporate website at https://investors.gettyimages.com/. The information on any of our websites is deemed not to be incorporated in this proxy statement.
During 2024, our Audit Committee met four times and acted by unanimous written consent two times.
Compensation Committee
Our Compensation Committee is responsible for assisting our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:
•reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•making recommendations to our Board of Directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the board;
•reviewing and making recommendations to our Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•reviewing and establishing stock ownership guidelines for executive officers and non-employee board members;
•reviewing and assessing the independence of compensation consultants, independent legal counsel and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans;
•reviewing and approving the terms of any employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions and any other material arrangements for our executive officers;
•approving or recommending for approval the creation or revision of any clawback policy allowing the Company to recoup compensation paid to officers, directors and employees;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing an annual report on executive compensation to be included in our annual proxy statement, to the extent any such report is required to be included in our annual proxy statement; and

•reviewing and evaluating on an annual basis the performance of our Compensation Committee and recommending such changes as deemed necessary to our Board of Directors.
Our Compensation Committee consists of Brett Watson, Chinh Chu and Hilary Schneider. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NYSE. Mr. Watson serves as the chair of our Compensation Committee. Our Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investors.gettyimages.com/. The information on any of our websites is deemed not to be incorporated in this proxy statement.
The Compensation Committee has engaged Compensia, Inc. as our independent consultant. In 2024, Compensia, Inc. viewed both executive and director compensation and did not provide us any other services. Compensia, Inc. reported directly to the Compensation Committee and provided guidance on trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of our compensation peer group and other matters as directed by the Compensation Committee.
During 2024, our Compensation Committee met five times and acted by unanimous written consent two times.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•identifying, reviewing and making recommendations of candidates to serve on our Board of Directors;
•evaluating the performance of our Board of Directors, committees of the board and individual directors and determining whether continued service on our Board of Directors is appropriate;
•evaluating nominations by stockholders of candidates for election to our Board of Directors;
•evaluating the current size, composition and governance of our Board of Directors and its committees and making recommendations to the board for approvals;
•reviewing the leadership structure of our Board of Directors, including the separation of the Chair and Chief Executive Officer roles and/or appointment of a lead independent director of the board;
•reviewing corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;
•reviewing issues and developments related to corporate governance;
•reviewing, approving, and monitoring directors’ compliance with our Code of Business Conduct and Ethics;
•assisting the Company in fulfilling its corporate responsibility strategy; and
•reviewing periodically the Nominating and Corporate Governance Committee Charter, structure and membership requirements and recommending any proposed changes to our Board of Directors, including undertaking an annual review of its own performance.
Our Nominating and Corporate Governance Committee consists of Michael Harris and Patrick Maxwell. Our Board of Directors has determined that each of the members of our Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE and the SEC. Mr. Harris serves as the chair of our Nominating and Corporate Governance Committee.
Our Board of Directors adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our corporate website at https://investors.gettyimages.com/. The information on any of our websites is deemed not to be incorporated in this proxy statement.
During 2024, the Nominating and Corporate Governance Committee met two times and acted by unanimous consent one time.
Board and Committee Self-Evaluations

In accordance with the Company’s Corporate Governance Guidelines, the Board of Directors and its committees conduct annual self-evaluations to assess their effectiveness and identify opportunities for improvement. These evaluations include discussions among directors and committee members regarding board and committee composition and structure, and the effectiveness of board and committee processes, decision making and oversight of management.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of ten directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the 2025 Annual Meeting for a three-year term expiring at the 2028 annual meeting of stockholders. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2026 and 2027, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the three Class III nominees named below, each of whom is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast by the stockholders present in person, electronically or represented by proxy at the 2025 Annual Meeting and entitled to vote on the election of such directors, which means that the three individuals nominated for election to our Board of Directors at the 2025 Annual Meeting receiving the highest number of “FOR” votes will be elected. In accordance with our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election must tender his or her resignation to the Board from the Board and all committees thereof, and the Nominating and Corporate Governance Committee shall assess the appropriateness of such nominee continuing to serve as a director and shall recommend to the Board the action to be taken with respect to such tendered resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days of the publication of the election results. Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Vote Required
The nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of Our Board of Directors
Our Board of Directors unanimously recommends a vote FOR the election of each of the below Class III Director nominees.
Nominees For Class III Director (terms to expire at the 2028 Annual Meeting)
The current members of our Board of Directors who are also nominees for election to our Board of Directors as Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Getty Images
Craig Peters	55	2019	Chief Executive Officer & Director
Michael Harris	45	2019	Director
Hilary Schneider	64	2020	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director nominee for election at the 2025 Annual Meeting are as follows:
Craig Peters
Craig Peters has served as our Chief Executive Officer and a director since 2019. As CEO, Mr. Peters has overarching responsibility for the organization across its Getty Images, iStock and Unsplash brands. Mr. Peters joined Getty Images in 2007 and prior to being appointed CEO in 2019, he served as Chief Operating Officer with previous leadership roles across Content, Product, Marketing, Technology and Business Development.

Prior to joining Getty Images, Mr. Peters held key leadership roles in media and technology within established and early stage organizations. These included WireImage (acquired by Getty Images), FOX Sports Interactive, the PGA TOUR, Homestead.com (acquired by Intuit) and positions with A.T. Kearney and Eastman Kodak Company. In 2005 while at the PGA TOUR, Craig accepted an Emmy by the National Television Academy for Outstanding Achievement in Advanced Media Technology for the Enhancement of Original Television Content. Mr. Peters holds an M.B.A. from The Wharton School of Business and a B.S. in Finance from The Ohio State University.
We believe Mr. Peters is qualified to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer.
Michael Harris
Mr. Harris has served on our Board of Directors since February 2019. Since 2024, Mr. Harris has also served as a Senior Managing Director of Koch Equity Development, where he has been employed since October 2013. Mr. Harris is responsible for the origination, evaluation and execution of acquisitions and investments for Koch, Inc. In this capacity, he evaluates opportunities across industries with specific expertise in the software, technology, aerospace and defense, and industrial manufacturing sectors. Prior to joining Koch, Mr. Harris has worked for Bank of America Merrill Lynch advising clients on mergers and acquisitions, capital deployment and structured equity capital alternatives from 2011 to 2013. He has also previously worked at Orbital Sciences Corporation as a mechanical engineer in their Launch Systems group from 2005 to 2011.
In addition to his board position at Getty Images, Mr. Harris has served on the board of managers for ASP CPM Holdings LLC since 20024, and as a board observer of Infor since 2017. He formerly served on the board of Truck-Lite, a leading manufacturer of lighting solutions for commercial and off-road vehicles from December 2015 to December 2019. Mr. Harris holds his B.S. and M.S. degrees in Mechanical Engineering from Brigham Young University. He also holds an M.B.A. degree from Columbia Business School.
We believe Mr. Harris is qualified to serve on our Board of Directors because of his broad experience in the finance, software and technology industries, as well as his product development experience.
Hilary Schneider
Ms. Schneider has served on our Board of Directors since 2020 and is the former Chief Executive Officer and Strategic Advisor to the board of directors of Shutterfly, a leading ecommerce and manufacturing platform for personalized products and custom design, since 2020. Ms. Schneider previously served as Chief Executive Officer of Wag!, the country’s largest on-demand mobile dog walking and dog care service, from 2018 to 2019. Prior to this role, Ms. Schneider served as President and CEO of LifeLock, the leader in identity theft protection, through its public listing and acquisition by Symantec, as well as serving in a series of executive positions at Yahoo! From 2006 to 2010 and in several senior leadership roles at Knight Ridder from 2002 to 2005.
In addition to her board position at Getty Images, Ms. Schneider also serves on the boards of Vail Resorts, Inc. (NYSE: MTN) and Digital Ocean Holdings, Inc. (NYSE: DOCN) since 2010, water.org since 2011 and Sleep Number Corporation (NASDAQ: SNBR) since 2023. Ms. Schneider holds a B.A. degree in economics from Brown University and an M.B.A. from Harvard Business School.
We believe Ms. Schneider is qualified to serve on our Board of Directors because of her comprehensive experience in the content-based media sector and her extensive knowledge of high-growth companies.

CONTINUING MEMBERS OF OUR BOARD OF DIRECTORS:
Class I Directors (terms to expire at the 2026 Annual Meeting)
The current members of our Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Getty Images
Patrick Maxwell	59	2012	Director
James Quella	75	2022	Director
Jeffrey Titterton	53	2022	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Patrick Maxwell
Mr. Maxwell has served on our Board of Directors since October 2012. Mr. Maxwell has followed a career in private equity investment management since 1991, initially working with the UK-based investment bank, Hambros. Amongst other deals he was involved with, Mr. Maxwell led Hambros’ co-investment alongside the Getty family in the founding of Getty Images. Mr. Maxwell also spent four years living and working in South Africa establishing an investment banking business for Hambros in that region. In May 2004, Mr. Maxwell began working with Mark Getty and the Getty family office, Sutton Place. Mr. Maxwell’s primary focus has been to build family wealth via long term business-building investments in the content-based media sector, including Getty Images, the Wisden Cricinfo group, 7 Digital, Hawk-Eye Innovations and Hakluyt & Co. Mr. Maxwell has also been involved in the oversight of Getty family interests in Wormsley Estate (the Getty family’s home and multi-activity rural estate in the UK) and in &Beyond (a South African-based luxury adventure travel and lodging business).
In addition to his board position at Getty Images, Mr. Maxwell has served on the board of directors of &Beyond since July 2007, Tara Getty Foundation since April 2009, Sutton Place Foundation since May 2010 and The Africa Foundation Trust since November 2014. Mr. Maxwell also served as a Partner of Sutton Place Managers LLP from May 2004 to May 2019. Mr. Maxwell was a Trustee of the Royal Ballet School from 2000 to 2011, a Trustee and Investment Committee Chairman of the Henry Smith Charity, a £1 billion endowment-based grant-making charity, from 2011 to 2019 and a Director of the UK Tennis & Rackets Association from 2013 to 2018. Mr. Maxwell is a graduate of Oxford University and qualified as a Chartered Accountant with PWC in 1990.
We believe Mr. Maxwell is qualified to serve on our Board of Directors because of his significant investment and financial expertise, and his historical familiarity with our business and his extensive experience in the content-based media sector.
James Quella
Mr. Quella has served on our Board of Directors since July 2022, and also serves as a member of the Audit Committee. Mr. Quella previously served as a director of CCNB from August 2020 through the Closing Date. Mr. Quella currently serves as a director and has served on the Compensation and Audit Committees of Dun & Bradstreet Corporation (NYSE: DNB) since April 2019. Mr. Quella has previously served as chairman of the board of Michaels Companies, Inc. from March 2019 to April 2021, having previously served as Lead Independent Director since November 2018 and as a Director of Fidelity & Guaranty Life Insurance Company from 2017 to 2020. Mr. Quella retired as a Senior Managing Director, Senior Operating Partner and Head of the Portfolio Operations Group at Blackstone, an investment business on behalf of pension funds, large institutions and individuals, in the Private Equity Group in June 2013, having served in these roles since February 2003. Mr. Quella was Managing Director in Private Equity and Senior Operating Partner and Head of the Portfolio Operations Group at DLJ Merchant Banking from 2000 to 2003. In the last 20 years, Mr. Quella has been a director of Advanstar, Allied Waste, Catalent Pharma Solutions, Inc., Columbia House, Celanese Corporation, Decrane Aerospace, DJO Global, Inc., Freescale Semiconductor, Inc., Graham Packaging Company, L.P., Houghton Mifflin Harcourt Company, Intelenet Global Services, Jostens, Lionbridge Technologies, Inc., The Nielsen Company, Vanguard Health Systems, Inc., and Von Hoffman. Mr. Quella received a B.A. degree in International Studies from The University of Wisconsin-Madison and an M.B.A. with Dean’s Honors from the University of Chicago Graduate School of Business.
We believe Mr. Quella’s qualifications to serve on our Board of Directors include his financial expertise, as well as his significant experience in working with companies transitioning from control by private equity sponsors.

Jeffrey Titterton
Mr. Titterton has served on our Board of Directors since November 2022, currently serves as the Chief Marketing Officer of Stripe, Inc., and served as the Chief Operating Officer of Zendesk Inc. from April 2021 until November 2022. He previously served as Zendesk Inc.’s Chief Marketing Officer from October 2018 until April 2021 and its Senior Vice President, Marketing from May 2017 to October 2018. From January 2017 to May 2017, Mr. Titterton served as the Head of Global Campaign and Engagement Marketing for Adobe Inc., a software company, and as Head of Engagement Marketing, Creative Cloud, from August 2013 to January 2017. Prior to that, Mr. Titterton served as the Chief Marketing Officer for 99designs, a graphic design marketplace, from August 2011 to August 2013. Mr. Titterton holds a B.A. degree in English with a concentration in economics from Cornell University.
We believe Mr. Titterton is qualified to serve on our Board of Directors because of his comprehensive public company experience and his extensive knowledge of ecommerce.
Class II Directors (terms to expire at the 2027 Annual Meeting)
The current members of our Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Getty Images
Mark Getty	65	2005	Co-Founder and Chairman
Chinh Chu	58	2022	Director
Tracy Knox	53	2024	Director
Brett Watson	44	2019	Director
Mark Getty
Mr. Getty has served as the Chair of our Board of Directors since he co-founded Getty Images in March 1995 and was Executive Chair of Getty Images through 2005. From 2005 to 2018, he was a non-executive director on our Board of Directors and in 2018 resumed the role of Chair on a resumption of control of Getty Images by the Getty Family Stockholders. In the late 1980s, Mr. Getty began his professional career with Kidder Peabody in New York and then joined Hambros Bank Limited in London in 1991.
In his capacity as Trustee and Director of various Getty family entities, Mr. Getty oversees a diverse program of investments in all asset classes. In addition, he has been particularly involved in the family’s direct private equity investment activities, which have included: Wisden Crincinfo, a leading online publisher of cricket data; Hawk-Eye, a sports technology business that is a leader in ball tracking for officiating and broadcast enhancement in tennis, soccer and cricket; Hakluyt, a UK-based provider of commercial and strategic intelligence and research services to major corporate and financial institutions; 7digital, a leading B2B digital music platform in the UK; and &Beyond Group, a leading luxury adventure travel and lodging business in Africa.
Mr. Getty was a trustee of the National Gallery in London between 1999 and 2015, as well as its Chair between 2008 and 2015. He was appointed KBE in 2016 in recognition of his services to the Arts. In 2017, he became the Chair of Trustees of the British School in Rome.
We believe Mr. Getty is qualified to serve on our Board of Directors because of his historical familiarity with our business and his extensive experience in supporting the growth of our business.
Chinh Chu
Mr. Chu has served as a director on our Board of Directors since the Closing Date and previously served as Chief Executive Officer and Director of CCNB from May 2020 through the Closing Date. He is the Founder and Senior Managing Director of CC Capital, a private investment firm focused on investing in and operating high-quality businesses for the long term. In May 2025, he was appointed President of M-3 Brigade Acquisition V Corp. (NASDAQ: MBAV), which then announced a business combination agreement with ReserveOne, Inc., a first-of-its-kind digital asset management firm. He led CC Capital’s incubation of Ceres Life Insurance Company, an annuity platform, and the platform’s combination with Westaim and Arena Investors, LP to create an integrated insurance and asset management platform.

Since founding CC Capital in 2015, Mr. Chu has also spearheaded the firm’s investments in Wilshire, Utz Brands, Inc. (NYSE: UTZ), E2open Parent Holdings, Inc. (NYSE: ETWO), and Dun & Bradstreet Corporation (NYSE: DNB), which CC Capital took private in a $7.2 billion acquisition that closed in February 2019 before its subsequent IPO in July 2020. Prior to founding CC Capital, Mr. Chu spent 25 years at Blackstone, where he served as Senior Managing Director, Co-Head of Private Equity, and a member of the firm’s Executive Committee.

Mr. Chu is currently Chairman of the Board of E2open and Chairman of the Board of The Westaim Corporation (TSXV: WED) and has been a Director of Dun & Bradstreet since 2019. Mr. Chu has previously served on the boards of numerous public and private companies, including serving as Chairman of Collier Creek Holdings (NYSE: CCH) until August 2020, when it consummated the acquisition of Utz Brands Holdings, LLC, the parent company of Utz Quality Foods, LLC to form Utz Brands (NYSE: UTZ). Mr. Chu began his career at Salomon Brothers in the M&A group and holds a B.S. in Finance from the University of Buffalo.
We believe Mr. Chu is qualified to serve on our Board of Directors because of his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at CC Capital and Blackstone and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.
Tracy Knox

Ms. Knox has served as a director on our Board of directors since April 10, 2024, and she previously served as the Chief Financial Officer of Rover Group, Inc., the world’s largest online marketplace for pet care from 2017 through its public listing and SPAC merger in 2021, eventually retiring at the end of 2022. Prior to that, Ms. Knox served as Chief Financial Officer of Rightside, a leading domain name service company from its public listing in 2014 until it’s sale in 2017, as Chief Financial Officer at A Place for Mom from 2013 until 2014, as Chief Financial Officer at UIEvolution from 2011 until 2013, and at drugstore.com from 2003, including as Chief Finance Officer from 2008 until 2011.

Ms. Knox also serves on the boards of Babylist since 2021 and Pet Partners since 2023. Ms. Knox holds a B.S. in Accounting from Indiana University and a M.B.A. with honors from University of Washington.

We believe Ms. Knox is qualified to serve on our Board of Directors because of her financial acumen and public company experience.
Brett Watson
Mr. Watson has served on our Board of Directors since February 2019. Mr. Watson has been the President of Koch Equity Development LLC since December of 2020. Before that, Mr. Watson was a Senior Managing Director of Koch Equity Development LLC.
In addition to his board position at Getty Images, Mr. Watson currently serves on the boards of directors of the parent companies of Infor, Hexagon AB (listed on the Stockholm Stock Exchange’s Nordic List with a secondary listing on the SWX Swiss Exchange), Transaction Network Services, and MI Windows and Doors. He formerly served on the boards of directors of ADT Inc. (NYSE: ADT), Solera Holdings Inc., Globus, and the Flint Group. Mr. Watson earned both his B.S. and M.B.A. degrees from Binghamton University.
We believe Mr. Watson is qualified to serve on our Board of Directors because of his broad financial experience and extensive knowledge of corporate governance.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the 2025 Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP has also served as our independent registered public accounting firm for the fiscal years ended December 31, 2024, and 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the 2025 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2025. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of Our Board of Directors
Our Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2024 and December 31, 2023:

Fee Category (in thousands)	2024	2023
Audit Fees	$3,032	$2,215
Tax Fees(1)	552	581
All Other Fees	4	4
Total Fees	$3,588	$2,800
(1) The previously presented tax fees for the year ended December 31, 2023 were revised to reflect the actual fees associated with the services rendered by our external auditor.
Audit Fees
Audit fees consist of fees billed for professional services rendered for the annual audit of our consolidated financial statements presented within the Annual Report on Form 10-K for the years ended December 31, 2024 and 2023, the review of the interim consolidated financial statements presented in our quarterly reports on Form 10-Q, our registration statement on Form S-3, and other regulatory filings.
Tax Fees
Tax fees include fees billed by Ernst & Young LLP related to tax compliance and consulting services.

All Other Fees
All other fees consisted of fees related to an accounting research software product.
The Audit Committee determined that Ernst & Young LLP’s provision of these services, and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee approved all services that Ernst & Young LLP provided in the fiscal years ended December 31, 2024 and 2023.
Audit Committee Pre-Approval Policy and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young LLP (the “Independent Auditors”). These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the Independent Auditors. For each proposed service, the Independent Auditors provide the Audit Committee with a description of the service and sufficient information to confirm the Independent Auditors’ determination that the provision of such service will not impair the Independent Auditors’ independence. Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s Chief Financial Officer. Any requests preliminarily approved by the Chief Financial Officer are then submitted to the Audit Committee for approval in the case of services requiring specific pre-approval or reported to the Audit Committee periodically in the case of services generally pre-approved. The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for the Exchange Act audits.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of Getty Images Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Tracy Knox, Chair
James Quella
Hilary Schneider

EXECUTIVE OFFICERS
The following table identifies our current executive officers as of July 14, 2025 :

Name	Age	Position
Craig Peters	55	Chief Executive Officer and Director
Mikael Cho	39	Senior Vice President, CEO, Unsplash
Grant Farhall	49	Senior Vice President, Chief Product Officer
Gene Foca	59	Senior Vice President, Chief Marketing and Revenue Officer
Nate Gandert	52	Senior Vice President, Chief Technology Officer
Chris Hoel	54	Vice President, Chief Accounting Officer
Jerry Jenkins	57	Senior Vice President, Chief Human Resources Officer
Kjelti Kellough	52	Senior Vice President, General Counsel
Jennifer Leyden	51	Senior Vice President, Chief Financial Officer
Ken Mainardis	54	Senior Vice President, Editorial
Peter Orlowsky	56	Senior Vice President, Strategic Development
Michael Teaster	58	Senior Vice President, Chief of Staff
Daine Weston	38	Senior Vice President, Ecommerce
Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. The biographical information for our Chief Executive Officer, Craig Peters, is provided above under “Proposal 1: Election of Directors” above.
Mikael Cho
Mr. Cho has served as Co-Founder and Chief Executive Officer for Unsplash, a subsidiary of the Company, since 2013 and is responsible for leading and operating Unsplash’s overall strategy and vision. In 2013, Mr. Cho founded Unsplash as a blog with ten photos and the mission to make world-class images accessible to enable everyone to create. Prior to founding Unsplash, Mr. Cho held co-founder and leadership roles at companies in the digital and creative sectors, including Crew, a marketplace for creative talent, Uber Foundry, a digital design studio, and WHYNOTBLUE Digital Agency.
Grant Farhall
Mr. Farhall has served as our Senior Vice President, Chief Product Officer since 2020, where he is responsible for our overall product strategy and vision. In his role, Mr. Farhall oversees our websites, user experiences, customer research and Generative AI strategy, with the aim of making it easier for our customers to discover, license and share content to connect with their audiences, and drive impact for the business. His career at Getty Images spans more than a decade, including his prior role as Vice President of Ecommerce from 2019 until 2020 and his role as General Manager of iStock from 2017 until 2019. Prior to joining Getty Images, Mr. Farhall worked in broadcast journalism and managed several design and web development agencies.
Gene Foca
Mr. Foca has served as our Senior Vice President, Chief Marketing Officer since 2017 and effective May 1, 2023, as Senior Vice President, Chief Marketing and Revenue Officer. As Chief Marketing and Revenue Officer, Mr. Foca is responsible for leading global marketing, sales, ecommerce and communications for Getty Images, overseeing our brand portfolio, strategy and execution for all marketing channels from digital to communications, marketing data science and operations and global sales, including outbound sales, customer success and customer service. He has a wealth of experience across ecommerce, product and digital marketing, bringing over 20 years’ experience as a strategic and data driven leader, launching and growing some of the world’s biggest content and ecommerce businesses. Mr. Foca joined Getty Images after nearly five years at Amazon in Seattle and New York from 2012 through 2016, working with Kindle and retail ecommerce, as well as a brief stint at Fresh Direct overseeing customer marketing. Prior to that, he served as SVP of Marketing for News Digital/News Corporation, where he focused on content app launches and subscription marketing from 2010 until 2011. He previously spent nearly 19 years at Time Warner in senior ecommerce and consumer marketing leadership roles, primarily with the Time Incorporated division from 1991 until 2010.
Nate Gandert
Mr. Gandert has served as our Senior Vice President, Chief Technology Officer since 2016. In his role as Chief Technology Officer, Mr. Gandert is responsible for leading our overall technology strategy and vision, as well as our data and insights capabilities. Mr. Gandert oversees all advancements, innovations and operations delivered by the technology and product functions, including our search architecture, application and software development, ecommerce platform and websites with the aim of enriching our product offering to better serve customers worldwide. His remit also includes the development of internal and customer value using data, AI and machine learning.
Mr. Gandert’s career at Getty Images spans over 18 years during which time he has served in various Vice President, Senior Director, Director and professional level roles. Prior to joining Getty Images, Mr. Gandert held vice president and leadership roles at other companies in the ecommerce and media sectors, holding more than 25 years of industry experience overall.
Chris Hoel
Mr. Hoel has served as Vice President, Finance and Chief Accounting Officer of Getty Images since April 2014. Mr. Hoel is responsible for Getty Images’ Accounting, External Financial Reporting, and Finance Operations functions, and has 30 years of accounting and finance experience. He joined Getty Images in 2009 as the Director, Finance, before being promoted to Senior. Director, Finance in 2011, and then Vice President, Finance in 2013 and to Vice President, Chief Accounting Officer in 2014. Mr. Hoel previously held the role of Corporate Controller for Fisher Communications, Inc. from July 2005 to March 2009, and Controller/Associate Director of SEC Reporting for Xcyte Therapies from February 2001 to July 2005. Prior to his career with Xcyte Therapies, Mr. Hoel held progressively more responsible financial/accounting positions in both public accounting and private industry.
Mr. Hoel earned his bachelor’s degree in Accounting from Central Washington University and has been a Certified Public Accountant since 1995.
Jerry Jenkins
Mr. Jenkins joined Getty Images in May 2025 as Senior Vice President, Chief Human Resources Officer overseeing all aspects of the company’s diverse global workforce. Mr. Jenkins has an extensive background leading people operations and global talent acquisition in dynamic organizations. Prior to joining Getty Images, Mr. Jenkins served as both Chief People Officer and Chief Administrative Officer for Doma Technology LLC, building the HR functions and teams from the ground up, designing a comprehensive human capital strategy and implementing an efficient and scalable infrastructure.

Mr. Jenkins has served on the board of INROADS, Inc. as Vice-Chair for the Rocky Mountain Region and participated in the Drury University Mentoring Network, helping students gain industry-relevant skills and knowledge prior to entering the workforce. Mr. Jenkins earned his B.S. Degree from Drury University and his M.B.A. in Human Resources Management from Baker College - Center for Graduate Studies and has also been certified as a Global Professional in Human Resources (GPHR) by the Human Resources Certification Institute (HRCI).
Kjelti Kellough
Ms. Kellough has served as our General Counsel since 2019. In her role as General Counsel, Ms. Kellough leads our global Legal and Facilities functions and is responsible for overseeing its worldwide legal affairs, including corporate governance, compliance, governmental relations, litigation, intellectual property and corporate matters, and real estate and facilities matters. Prior to her role as our General Counsel, Ms. Kellough served as Vice President, Corporate Counsel from 2012 until 2019, overseeing corporate commercial legal matters for the Americas, as well as global legal support for our product and marketing functions. Ms. Kellough also held various Senior Director and Director roles with Getty Images. Ms. Kellough has more than 20 years of legal experience and prior to joining Getty Images in 2009, Ms. Kellough was a corporate finance partner at TingleMerrett LLP and an intellectual property and corporate associate at Blake, Cassels & Graydon LLP.

Jennifer Leyden
Ms. Leyden has served as our Senior Vice President, Chief Financial Officer since January 2022. As Chief Financial Officer, Ms. Leyden is responsible for our Global Finance and Accounting, Financial Reporting and Analysis, Business Intelligence, Tax, Treasury, and Investor Relations functions. Ms. Leyden has more than 25 years of financial, accounting and leadership experience. She joined Getty Images in 2016 as the Senior Director, Enterprise Reporting and Analysis, before being promoted to Vice President, Financial Planning and Analysis in February 2019, Senior Vice President of Investor Relations and Finance in 2021 and to CFO in 2022. Before joining Getty Images, Ms. Leyden held the role of CFO for six years at Physique 57, a global fitness brand. In this role, she led Physique 57 through a period of rapid expansion and topline growth, driving scalable cost base efficiencies while navigating the business through a period of dynamic and explosive growth in the broader health and wellness industry. Ms. Leyden also spent 10 years at Sony Music Entertainment in several progressively impactful financial roles, ending her tenure there as the Senior Director of Finance for Columbia Records, one of the largest and most iconic record labels in the world. She launched her career by becoming licensed as a Certified Public Accountant and spent four years in public accounting.
Ken Mainardis
Mr. Mainardis was appointed as our Senior Vice President, Editorial in October 2023, and he previously served as our Senior Vice President, Global Content. He oversees all of our content divisions across its editorial spectrum. From sport, entertainment, news, to archival product lines, Mr. Mainardis has responsibility for overseeing the production and licensing of photography, video, paid assignment solutions and associated services. Mr. Mainardis joined Getty Images in 2004 as Managing Editor, EMEA and a year later became Director of Editorial Photography with a focus on major editorial events. In April 2010, Mr. Mainardis took on the new role of Senior Director, Editorial Services and Events with a global brief responsible for editorial event operations and services. In February 2013, he was appointed Vice President, Sports Imagery and Operations, before being promoted to Senior Vice President of Editorial in 2017. Mr. Mainardis began his career in 1995 as an assignments editor for the Reuters News Agency in their London bureau, before taking on the role of Global Sports Editor for Reuters Pictures in 2000. Mr. Mainardis is also a board member of the News Media Coalition, a not-for-profit trade organization protecting the news media’s access to events of public interest.
Peter Orlowsky
Mr. Orlowsky has served as our Senior Vice President, Strategic Development since 2017. Mr. Orlowsky is responsible for evaluating and building key business strategies and partnerships, as well as for identifying and developing new business opportunities for Getty Images. In this role, Mr. Orlowsky drives global content licensing and distribution deals with leading technology, multimedia and service providers worldwide, as well as oversees our relationships with global partners. Mr. Orlowsky has been with Getty Images for over 30 years, serving several roles at various levels including Vice President and Senior Director, across Getty Images in business development, corporate development and sales.
Michael Teaster
As our senior vice president, Chief of Staff, since September 2022, Mr. Teaser supports our Global Leadership Team and our Board of Directors with company planning, priority management, and delivery. Mr. Teaser has 30 years of industry-related experience and has served in several executive roles for Getty Images. Prior to his current role, Mr. Teaser served as Senior Vice President of Business Operations from 2017 to 2019, before which he also served as Senior Vice President of Global Sales from 2008 to 2017, among other executive roles. Previously, Mr. Teaser served as Vice President of Licensee Relations for The Image Bank, a company that was later acquired by Getty Images in 1999.

Daine Weston
Mr. Weston was appointed Senior Vice President, Ecommerce, in May 2023. As the Senior Vice President of Ecommerce, Daine Weston leads Getty Images’ efforts to enhance its online business by delivering exceptional customer experience across its ecommerce platform and websites, digital marketing initiatives, SEO strategy, and ecommerce operations. Based in London, Mr. Weston sits on the company’s executive team, providing valuable insights and strategic direction to support the company’s growth. With over 15 years of experience in digital marketing, he has made significant contributions to Getty Images’ success. He was instrumental in developing a scalable global model for display and remarketing efforts across multiple brands and countries during his time in Calgary. As the head of Getty Images EMEA Digital Marketing team in London, Mr. Weston successfully drove growth in customer acquisition across all paid marketing channels. As Vice President of Digital Marketing & Demand Generation at Getty Images, he oversaw customer acquisition, paid marketing investments, and demand generation efforts globally. Prior to joining Getty Images in 2015, Mr. Weston was a key player at OMD Digital and OMD International, where he led efforts for major clients such as Vodafone, Sky Television, McDonald’s, Johnson & Johnson, Air New Zealand and Sony. Mr. Weston received a double major in advertising and marketing from AUT University in Auckland, New Zealand.

EXECUTIVE AND DIRECTOR COMPENSATION
We are an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act, and a “smaller reporting company,” as defined under the Securities Act. As an emerging growth company and smaller reporting company, we have opted to comply with the executive compensation rules applicable to smaller reporting companies, which require compensation disclosure for our principal executive officer and our next two most highly compensated executive officers (other than our principal executive officer) as of the end of the last completed fiscal year (collectively, the “Named Executive Officers” or “NEOs”). Also, as an emerging growth company and smaller reporting company, we are not required to include, and have not included, a Compensation Discussion and Analysis and certain of the other compensation tables required by Item 402 of Regulation S-K. Further, as an emerging growth company and smaller reporting company, we are exempt from certain other requirements related to executive compensation, including the requirement to hold advisory votes on the compensation of our Named Executive Officers, the requirement to disclose a CEO pay ratio and the requirement to disclose “pay versus performance” information, as applicable.

The following executives were our Named Executive Officers as of December 31, 2024:

•Craig Peters, our Chief Executive Officer (“CEO”);

•Nathaniel Gandert, our Senior Vice President and Chief Technology Officer; and

•Gene Foca, our Senior Vice President and Chief Marketing and Revenue Officer.

To achieve our compensation objectives, we historically have provided our executives with a compensation package consisting of the following elements:

Compensation Element	Compensation Purpose
Base Salary	Provide a fixed level of cash compensation to attract, retain and reward talented and skilled executives that is competitive for such individuals specific to scope and impact of their job responsibilities and our industry
Annual Cash Bonus (“Non-Sales Bonus Plan”)	Incentivize and reward our executives for annual contributions to our performance by tying to both corporate and individual performance metrics
Long-Term Incentive Compensation	Promote an ownership culture and the maximization of long-term stockholder value by aligning the interests of our executives and stockholders
2024 Summary Compensation Table
The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2024 and December 31, 2023.

Named Executive Officer	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
Craig Peters,	2024	887,817	—	2,751,673	—	1,159,791	22,375	4,821,656
Chief Executive Officer and Director	2023	983,650	—	9,092,343	2,849,350	—	23,895	12,949,238
Nathaniel Gandert,	2024	545,625	—	909,516	—	275,000	16,061	1,746,202
Senior Vice President and Chief Technology Officer	2023	531,748	—	2,819,241	1,259,000	—	17,047	4,627,036
Gene Foca,	2024	522,083	—	926,485	—	250,000	18,601	1,717,169
Senior Vice President and Chief Marketing and Revenue Officer	2023	512,514	—	2,874,108	629,500	—	21,195	4,037,317
_________________________
(1)Reflects base salary actually paid in 2024 and 2023. See “— Base Salary” below for more information.
(2)Amounts represent the grant date fair value of the stock and option awards granted to our Named Executive Officers, as computed in accordance with FASB ASC Topic 718, excluding estimated forfeitures. See “Note 17  —  Equity-Based Compensation” in our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, for the assumptions used in computing the grant date fair value of such awards. For 2024 and 2023, the amounts reported in the “Stock Awards” column include grant date fair values of the PSUs of $1,225,000, $326,667 and $326,667 granted to Messrs. Peters, Gandert and Foca, respectively. These amounts represent the second and first annual tranches, respectively, equal to one-third of the units subject to an award with a three-year performance period. The performance metrics for each tranche are selected and approved annually. Consequently, in accordance with FASB ASC Topic 718, only the second and first tranches, for which the performance metrics were approved for 2024 and 2023, respectively, are considered granted in 2024 and 2023 and reported in the table. The full intended target value of the PSUs is $3,675,000, $980,000 and $980,000 for Messrs. Peters, Gandert and Foca, respectively.
(3)Amounts represent non-equity incentive plan compensation earned in 2024 and paid in 2025 to each Named Executive Officer pursuant to the Non-Sales Bonus Plan. See “— Annual Cash Bonus Plan” below for more information.
(4)Amounts for 2024 represent reportable income on our split-benefit life insurance policies ($4,198, $1,711 and $3,070 for Messrs. Peters, Gandert and Foca, respectively) and a tax gross up for such income ($4,377, $550 and $1,731 for Messrs. Peters, Gandert and Foca, respectively), and employer matching contributions under our Section 401(k) profit sharing plan ($13,800 each for Messrs. Peters, Gandert and Foca).
(5)Amounts for 2023 represent reportable income on our split-benefit life insurance policies ($4,424, $1,663 and $2,784 for Messrs. Peters, Gandert and Foca, respectively) and a tax gross up for such income ($4,613, $1,079 and $2,904 for Messrs. Peters, Gandert and Foca, respectively), a gym membership allowance of $325 for Messrs. Peters and Gandert, imputed income associated with executive supplemental life insurance policies ($1,333, $780 and $2,308 for Messrs. Peters, Gandert and Foca, respectively), and employer matching contributions under our Section 401(k) profit sharing plan ($13,200 each for Messrs. Peters, Gandert and Foca). Both the gym membership allowance and employer coverage of executive supplemental life policies were discontinued starting in July 2023.
Narrative Disclosure to 2024 Summary Compensation Table
For 2024, the compensation program for our Named Executive Officers consisted of base salary, a cash bonus opportunity under our Annual Cash Bonus Plan, and long-term incentive compensation in the form of equity awards. In addition, our Named Executive Officers were covered by Company-sponsored executive life and disability benefits and were eligible to participate in any employee benefit programs generally available to all our employees.
Base Salary
Base salary is set at a level that reflects the remit, scope, and impact of the role and is commensurate with our Named Executive Officer’s contributions, prior experience, and sustained performance. Initial base salaries are established through arm’s-length negotiation at the time the individual Named Executive Officer is hired, taking into consideration any relevant factors as well as experience and an analysis of competitive market data. Thereafter, our Compensation Committee has generally reviewed, and adjusted as necessary, base salaries for each of our Named Executive Officers, at a minimum annually and whenever there is a change in the scope of the Named Executive Officer’s role. In setting base salary levels for 2024, our Compensation Committee considered a range of factors, including:
•the individual’s anticipated responsibilities and experience;
•the collective experience and knowledge in compensating similarly situated individuals at other companies, including those in our selected peer group, informed by the Radford Global Technology and Radford Global Sales compensation surveys; and
•the value of the Named Executive Officer’s existing equity awards.
Non-Sales Bonus Plan (“Annual Cash Bonus Plan”)
We maintain the Annual Cash Bonus plan for our non-sales employees, including our Named Executive Officers. Like our other non-sales employees, in 2024, our Named Executive Officers received a target bonus opportunity reflected as a percentage of their base salaries, as applicable. Typically, their actual annual cash bonus payment is based on individual performance, provided the Company meets its performance measure target.
For 2024, the Annual Cash Bonus Plan was approved by our Compensation Committee on February 7, 2024. For purposes of the 2024 Annual Cash Bonus Plan, our Compensation Committee selected revenue as the Company performance measure. Further, the CEO evaluated the individual performance of each other Named Executive Officer, taking into consideration such executive’s achievement of the objectives and key performance indicators for his role, an evaluation of his performance as measured against Getty Images’ Leadership Principles, and his contribution to the overall success of Getty Images. In the case of our CEO, his individual performance was evaluated by our Board of Directors.
Our Compensation Committee evaluated the Company’s performance against the company performance component and each individual NEO’s performance against his individual performance component following the end of the year and exercised its discretion to determine the amount to be paid based on the level of achievement of the company performance component and the amount to be paid based on our NEOs’ individual performance and approved the amount of each NEO’s annual bonus as set forth in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table above. The CEO’s amount was also approved by our Board of Directors.
Long-Term Incentive Compensation
In 2022, our Board of Directors adopted, and our then stockholder approved, the Getty Images Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), the Getty Images Holdings, Inc. 2022 Earn Out Plan (the “Earn Out Plan”) and the Getty Images Holdings, Inc. 2022 Employee Stock Purchase Plan (the “ESPP” and together with the 2022 Plan and the Earnout Plan, the “Equity Incentive Plans”). The purpose of the Equity Incentive Plans is to align the interests of eligible participants with our stockholders by providing long-term incentive compensation opportunities in the form of time-based equity awards and/or equity awards tied to the Company’s performance based on relevant Company metrics. The intent of the Equity Incentive Plans is to advance the Company’s interests and increase stockholder value by attracting, retaining and motivating key personnel.
The 2012 Equity Incentive Plan of the Partnership and the Legacy Getty 2012 Plan (the “2012 Equity Plans”) were adopted on October 18, 2012, as amended from time to time (including most recently on September 1, 2021).
Although the 2012 Equity Plans were terminated in connection with the Business Combination, they will continue to govern the terms and conditions of any outstanding awards previously granted thereunder. See “— Securities Authorized for Issuance Under Equity Compensation Plans” below.
In 2024, our Compensation Committee determined to grant our Named Executive Officers both RSUs and PSUs. Please see the “— Outstanding Equity Awards at 2024 Fiscal Year-End” table and “— Potential Payments Upon Termination or Change in Control” below for a description of the vesting, termination of employment and change in control treatment of the awards granted in 2024.
Timing of Stock Option and other Equity Award Grants
Although we do not have a formal policy regarding the timing of stock option grants to our NEOs, we do not grant stock options or any other form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on stock option or other equity award grant dates for the purpose of affecting the value of any NEO award. During our 2024 fiscal year, none of our NEOs were granted any options to purchase shares of our Class A common stock.
Section 401(k) Plan
We sponsor a tax-qualified Section 401(k) profit-sharing plan (the “401(k) Plan”) for all U.S. employees, including our Named Executive Officers. Our full-time U.S. employees are eligible to participate in the 401(k) Plan and may contribute up to a specified percentage of their base salary to the 401(k) Plan. We make “safe harbor” matching contributions to the 401(k) Plan on behalf of eligible U.S. employees who are eligible to participate in the 401(k) Plan. We match 4% of a participant’s base salary deferrals. The total matching contribution does not exceed the match allocated based on IRS annual compensation limits.
Pension Benefits and Nonqualified Deferred Compensation
None of our Named Executive Officers participated in any defined benefit pension plans in 2024.
None of our Named Executive Officers participated in any non-qualified deferred compensation plans, supplemental executive retirement plans, or any other unfunded retirement arrangements in 2024.
Other Benefits and Perquisites
We offer health and welfare benefits to our Named Executive Officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-term and long-term disability insurance; a health savings account and flexible spending accounts. Additionally, some executives, including our Named Executive Officers, may receive transit subsidies and are eligible for our split-benefit life insurance policies and executive disability insurance.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him more efficient and effective and for recruitment and retention purposes. During 2024, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, equal to $10,000 or more for any individual.
Employment Agreements
We have entered into employment agreements with each of our Named Executive Officers that generally set forth the terms and conditions of their employment, including base salary, target annual cash bonus opportunities, the opportunity to participate in our equity incentive plans and standard employee benefit plan participation. In addition, the Named Executive Officer employment agreements also contain provisions for certain payments and benefits in connection with certain terminations of employment, including a termination of employment in connection with a change in control of Getty Images as described further in “— Potential Payments upon Termination or Change in Control” below.
Mr. Peters
We entered into an amended and restated employment agreement with Mr. Peters as of July 1, 2015, providing that commencing on December 31, 2017, and on each annual anniversary thereafter, the employment term would be automatically extended for an additional one-year term unless we or Mr. Peters provide three months’ notice not to renew the employment agreement term. Subsequently, the employment agreement was amended on January 27, 2017 (to adjust the target annual cash bonus percentage), on November 3, 2017 (to extend its term until December 31, 2020, subject to automatic one-year extensions unless either party provided three months’ notice of non-renewal), and on January 1, 2019 (to elevate Mr. Peters to the position of Chief Executive Officer, adjust his base salary, and to extend its term until December 31, 2021, subject to automatic one-year renewals unless either party provides three months’ notice of non- renewal). On April 1, 2020, we amended Mr. Peters’ employment agreement to reduce his base salary in response to the COVID-19 pandemic and make other corresponding adjustments, and on October 1, 2020 we further amended his employment agreement to restore his base salary to its pre-COVID-19 pandemic level and make other corresponding adjustments. Effective January 1, 2024, we amended Mr. Peters’ employment agreement to reduce his base salary and make other corresponding adjustments, and, effective January 1, 2025, we amended Mr. Peters’ employment agreement to re-instate his base salary and make other corresponding adjustments.
Additionally, his employment agreement sets forth his duties as well as his annual base salary (which as of December 31, 2024 is $883,650 and subject to annual review by our Board of Directors, although the Board of Directors increased Mr. Peters' base salary to $983,650 effective January 1, 2025, restoring his previously voluntarily reduced salary), a target annual cash bonus award opportunity in an amount equal to a percentage of his annual base salary (currently 75%), the opportunity to participate in our equity incentive plan, and participation in our employee benefit plans on a no less favorable basis as those benefits are generally made available to the other senior executives of Getty Images. The employment agreement also contains certain restrictive covenants involving non-solicitation, non-competition, confidentiality of information, and the treatment and ownership of intellectual property arising during his employment with Getty Images. Further, the employment agreement provides for the rights and responsibilities of the parties in the event of certain terminations of Mr. Peters’ employment, as further described in “— Potential Payments upon Termination or Change in Control” below.
Mr. Gandert
We entered into an employment agreement with Mr. Gandert as of June 1, 2016, providing that commencing on December 31, 2019, and on each annual anniversary thereafter, the employment term would be automatically extended for an additional one-year term unless we or Mr. Gandert provide three months’ notice not to renew the employment agreement term. On April 1, 2020, we amended Mr. Gandert’s employment agreement to reduce his base salary in response to the COVID-19 pandemic and make other corresponding adjustments, and on October 1, 2020, we further amended his employment agreement to restore his base salary to its pre-COVID-19 pandemic level and make other corresponding adjustments.
The employment agreement sets forth Mr. Gandert’s position as Chief Technology Officer and duties as well as his annual base salary (which as of December 31, 2024 is $550,000 and subject to annual review by our Compensation Committee and Board of Directors), a target annual cash bonus award opportunity in an amount equal to a percentage of

Mr. Gandert’s annual base salary (currently 50%), the opportunity to participate in our equity incentive plans and participation in our employee benefit plans that are no less favorable than those generally made available to other senior executives of Getty Images. The employment agreement also contains certain restrictive covenants involving non-solicitation, non-competition, confidentiality of information, and the treatment and ownership of intellectual property arising during his employment with Getty Images. Further, the employment agreement provides for the rights and responsibilities of the parties in the event of certain terminations of Mr. Gandert’s employment, as further described in “— Potential Payments upon Termination or Change in Control” below.
Mr. Foca
We entered into an employment agreement with Mr. Foca as of January 3, 2017, providing that commencing on December 31, 2019, and on each annual anniversary thereafter, the employment term would be automatically extended for an additional one-year term unless we or Mr. Foca provide three months’ written notice not to renew the employment agreement term. On April 1, 2020, we amended Mr. Foca’s employment agreement to reduce his base salary in response to the COVID-19 pandemic and make other corresponding adjustments, and on October 1, 2020, we further amended his employment agreement to restore his base salary to its pre-COVID-19 pandemic level and make other corresponding adjustments. On May 1, 2023, we amended Mr. Foca’s employment agreement to reflect his new title.
The employment agreement sets forth Mr. Foca’s position as Senior Vice President, Chief Marketing and Revenue Officer and duties as well as his annual base salary (which as of December 31, 2024 is $525,000 and subject to annual review by our Compensation Committee and Board of Directors), a target annual cash bonus award opportunity in an amount equal to a percentage of Mr. Foca’s annual base salary (currently 50%), the opportunity to participate in our equity incentive plans and participation in our employee benefit plans that are no less favorable than those generally made available to other senior executives of Getty Images. The employment agreement also contains certain restrictive covenants involving confidentiality of information, and the treatment and ownership of intellectual property arising during his employment with Getty Images. Further, the employment agreement provides for the rights and responsibilities of the parties in the event of certain terminations of Mr. Foca’s employment, as further described in “— Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2024:

Named Executive Officer	Grant Date	Number of securities underlying unexercised options (#) (Exercisable)		Number of securities underlying unexercised options (#) (Unexercisable)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(4)	Equity Incentive Plan Awards: Number of unearned shares, units, or other rights that have not vested (#)(5)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units, or other rights that have not vested ($)(4)(5)
Craig Peters,	2/26/2017	71,869	(1)	—	3.13	2/25/2027	—		—	—	—
Chief Executive Officer	2/26/2017	127,420	(1)	—	3.13	2/25/2027	—		—	—	—
	2/26/2017	172,264	(1)	—	3.13	2/25/2027	—		—	—	—
	3/1/2017	1,565,691	(1)	—	3.13	2/28/2027	—		—	—	—
	4/10/2019	1,758,203	(1)	—	2.74	4/9/2029	—		—	—	—
	4/10/2019	939,415	(1)	—	2.74	4/9/2029	—		—	—	—
	3/16/2023	293,750	(2)	206,250	6.00	3/15/2033	309,375	(2)	668,250	250,000	540,000
	3/16/2023	293,750	(2)	206,250	8.00	3/15/2033	—		—	—	—
	3/16/2023	293,750	(2)	206,250	10.00	3/15/2033	—		—	—	—
	7/11/2024	—		—	—	—	66,500	(3)	143,640	66,500	143,640
Nathaniel Gandert,	2/26/2017	13,996	(1)	—	3.13	2/25/2027	—		—	—	—
Senior Vice President and Chief Technology Officer	2/26/2017	29,535	(1)	—	3.13	2/25/2027	—		—	—	—
	2/26/2017	39,938	(1)	—	3.13	2/25/2027	—		—	—	—
	3/1/2017	488,216	(1)	—	3.13	2/28/2027	—		—	—	—
	4/10/2019	986,117	(1)	—	2.74	4/9/2029	—		—	—	—
	4/10/2019	292,930	(1)	—	2.74	4/9/2029	—		—	—	—
	3/16/2023	293,750	(2)	206,250	4.90	3/15/2033	82,500	(2)	178,200	66,667	144,001
	7/11/2024	—		—	—	—	33,250	(3)	71,280	33,250	71,280
Gene Foca,	3/1/2017	639,523	(1)	—	3.13	2/28/2027	—		—	—	—
Senior Vice President and Chief Marketing and Revenue Officer	4/10/2019	1,029,047	(1)	—	2.74	4/9/2029	—		—	—	—
	3/16/2023	146,875	(2)	103,125	4.90	3/15/2033	82,500	(2)	178,200	66,667	144,001
	7/11/2024	—		—	—	—	33,250	(3)	71,280	33,250	71,280
_________________________
(1)The stock option awards vest over four years, with 25% of the total number of shares subject to the option vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting in equal quarterly installments thereafter. In addition, the stock option will fully vest and become fully exercisable upon a Change in Control (as defined in the option agreement) of Getty Images subject to the understanding that the Business Combination did not constitute a change in control for purposes of the option agreement.
(2)One third of the stock option awards and RSUs vested on March 20, 2024, with the remaining vesting in substantially equal quarterly installments for the following two years.
(3)RSUs vest in four quarterly installments starting March 2026.
(4)Amounts are represented at a market value based upon the closing price of the Company’s Class A common stock on December 31, 2024, of $2.16 per share.
(5)The PSUs from the annual equity awards granted in fiscal years 2023 and 2024 for which the performance criteria have not been established as of December 31, 2024, have been treated as outstanding at target for purposes of this table but are not yet treated as granted under ASC Topic 718.
Potential Payments Upon Termination or Change in Control
Each of the Named Executive Officer’s employment agreements provides for severance payments and benefits upon certain terminations of employment with Getty Images and its affiliates, as described further below. Each Named Executive Officer’s rights with respect to his equity participation in Getty Images or its affiliates is governed by the applicable equity documents (as defined in the respective employment agreement) and the Named Executive Officer’s rights with respect to employee benefits will be governed by the documents governing such employee benefits.

As provided in the applicable employment agreement, upon the termination of a Named Executive Officer’s employment term and his employment by us for “cause” or due to his resignation without “good reason” (as each such term is defined in his respective employment agreement), the Named Executive Officer will be entitled to receive his base salary through the date of termination, any annual bonus earned, but unpaid, as of the termination date for the immediately preceding fiscal year, reimbursement for any unreimbursed business expenses that have been properly incurred by him prior to the termination date and that are or have been submitted in accordance with the applicable Getty Images policy, and such employees benefits (as defined in his employment agreement), if any, that the Named Executive Officer may be entitled under our employee benefit plans, which will not include payment for any unused vacation or paid time off, as applicable, unless required by applicable law (all of the amounts described in this sentence are referred to the “Accrued Rights”).
Upon the termination of a Named Executive Officer’s employment term and his employment due to the Named Executive Officer’s “death” or “disability” (as each such term is defined in his respective employment agreement), the Named Executive Officer will be entitled to receive the Accrued Rights and his estate will benefit from a term life insurance policy provided by Getty Images and intended to provide a payment of a death benefit equal to the “base severance” (as defined below).
In the event that a Named Executive Officer’s employment term and his employment is terminated by Getty Images without “cause” or by the Named Executive Officer for “good reason” (as each such term is defined in his respective employment agreement), the Named Executive Officer will be entitled to receive, in addition to the Accrued Rights, and subject to his execution and non-revocation of a release of claims in a form acceptable to Getty Images as provided in his employment agreement and continued compliance with the following restrictive covenants set forth in his employment agreement:
•payments totaling in the aggregate (i) the sum of (x) 150% (200% in the case of Mr. Peters) of the Named Executive Officer’s base salary and (y) 150% (200% in the case of Mr. Peters) of the Named Executive Officer’s target annual cash bonus opportunity in respect of the fiscal year that the termination date occurs or (ii) in the case of Mr. Peters, his base salary and target annual cash bonus opportunity for the period from the termination date through the last day of the employment term, if greater than such amount in (i), in each case, payable over a 18-month (24- month in the case of Mr. Peters) period (such amounts, the “Base Severance”); and
•continued coverage under our group health and welfare plans for a period until the later of 18 months (24 months in the case of Mr. Peters) following the termination date on the same basis (including payment of monthly premiums) as provided by us to senior-level executives (or, a monthly payment in an amount equal to our cost of providing such benefit if this benefit would trigger adverse tax consequences), which will be discontinued if the Named Executive Officer becomes eligible for similar benefits from a successor employer (the “Continued Health Benefits”).
In the event that a Named Executive Officer elects not to extend the employment term of his employment agreement, unless terminated earlier, he will be entitled to receive the Accrued Rights. In the event we elect not to extend the employment term of a Named Executive Officer’s employment agreement, unless terminated earlier, he will be entitled to receive the Accrued Rights and, subject to the Named Executive Officer’s execution and non-revocation of a release of claims in a form acceptable to us as provided in the employment agreement, the Continued Health Benefits and equal payments totaling in the aggregate the base severance payable over an 18-month (24-month in the case of Mr. Peters) period.
Non-Employee Director Compensation
In 2024, five of our non-employee directors received compensation (cash retainers, equity awards, fees or other compensation) for service on our Board of Directors. Our Board of Directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.
On February 27, 2023, our Board of Directors adopted our Non-Employee Directors Annual Compensation Program designed to align compensation with business objectives and the creation of stockholder value, while enabling Getty Images to attract, retain, incentivize and reward directors who contribute to the long-term success of the Company. Pursuant to this policy, each member of our Board of Directors who is not our employee nor Mark Getty, Chinh Chu, Patrick Maxwell, Brett Watson, or Michael Harris, is eligible to receive the following compensation for his or her service as a member of our Board of Directors:
•Cash Fees. Commencing on July 22, 2022, an annual cash retainer of $40,000 per year. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive cash retainers in the amount of $20,000, $15,000, and $10,000, respectively, for his or her respective committee service as a chair. Members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive cash retainers in the amount of $10,000, $7,500, and $5,000 respectively. All cash fees shall be pro-rated for the director’s time served on our Board of Directors; and
•Equity. Eligible directors will receive a grant of restricted stock units (“RSUs”) equal to the grant value of $390,000 at the time of grant, with a four-year vesting period, subject to the director’s continued service on our Board of Directors. For the initial grant, 25% of the RSUs vest on the first anniversary of the date of grant, and the remaining 75% vest in equal quarterly installments thereafter. Directors will receive a new grant every four years. Directors with existing stock options were not issued a new grant at the time of the approval of the program.
Our policy is to reimburse our non-employee directors for reasonable out of pocket expenses incurred that are integrally related to service as a member of our Board of Directors, including travel and lodging expenses related to attendance at meetings or performing other services in their capacities as directors.
The following table sets forth information regarding the compensation earned by or paid to the non-employee members of our Board of Directors during the year ended December 31, 2024.
2024 Director Compensation Table

Name	Total Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Chinh Chu	—	—	—	—
Mark Getty	—	—	—	—
Michael Harris	—	—	—	—
Jonathan Klein(3)	22,665	—	—	22,665
Tracy Knox(4)	39,980	390,000	—	429,890
Patrick Maxwell	—	—	—	—
James Quella	50,000	—	—	50,000
Hilary Schneider	62,005	—	—	62,005
Jeffrey Titterton	40,000	—	—	40,000
Brett Watson	—	—	—	—
(1) Amounts represent the grant date fair value of the stock awards granted to our non-employee directors, as computed in accordance with FASB ASC Topic 718, excluding estimated forfeitures. See “Note 17  —  Equity-Based Compensation” to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024, filed March 17, 2025, for the assumptions used in computing the grant date fair value of such awards.
(2) The following table presents the number of outstanding and unexercised stock option awards and the number of outstanding RSUs held by each of the non-employee directors as of December 31, 2024.

Name	Number of Shares Subject to Outstanding Options (#)	Number of RSUs (#)
Tracy Knox	—	106,268
James Quella	—	38,086
Hilary Schneider	213,175	—
Jeffrey Titterton	—	38,086
(3) Mr. Klein resigned from our Board of Directors on June 13, 2024.
(4) Ms. Knox was appointed to our Board of Directors on April 10, 2024.

Securities Authorized for Issuance Under Equity Compensation Plans
The table below provides information about our shares of Class A common stock that may be issued upon the exercise of options and RSUs under all of our existing equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders:
2022 Equity Incentive Plan	33,585,783	(1)	3.48	(2)	6,243,088
2022 Employee Share Purchase Plan	—		—		3,515,661
2022 Earn Out Plan	—		—		20,856
Equity compensation plans not approved by security holders(3)	N/A		N/A		N/A
Total
_________________________
(1)Represents shares subject to outstanding awards granted, of which (i) 7,986,949 shares of Class A common stock are subject to outstanding RSUs and (ii) 25,598,834 shares of Class A common stock are subject to outstanding stock options.
(2)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of restricted shares or RSUs, which have no exercise price.
(3)As of December 31, 2024, there were no equity compensation plans not approved by security holders under which equity securities of the Company were authorized for issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of July 14, 2025, the number of shares of our Class A common stock beneficially owned by each director, NEO, all directors and executive officers as a group, and each person or entity we know to be the beneficial owner of more than 5% of our Class A common stock.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares of Class A common stock issuable pursuant to options and warrants that are exercisable or settled within 60 days of the date of this table. Shares of Class A common stock issuable pursuant to options and warrants are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. Except as otherwise indicated, all share ownership is as of July 14, 2025 and the percentage of beneficial ownership is based on 414,811,306 shares of Class A common stock outstanding. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Class A common stock beneficially owned by them.
The business address of each beneficial owner is c/o Getty Images Holdings, Inc., 605 5th Ave. S. Suite 400, Seattle, WA 98104, unless otherwise indicated below.

Name of Beneficial Owners	Number of Shares of Class A Common Stock (#)	Percentage
Directors and Named Executive Officers
Mark Getty(1)	13,347,502	3.2%
Tracy Knox(2)	26,567	*%
Patrick Maxwell	—	*%
Hilary Schneider(3)	262,724	*%
Craig Peters(4)	6,741,173	1.6%
Brett Watson	—	*%
Chinh Chu(5)	15,469,230	3.7%
Michael Harris	—	*%
James Quella(6)	92,367	*%
Jeffrey Titterton(7)	52,367	*%
Gene Foca(8)	2,236,617	*%
Nate Gandert(9)	2,674,370	*%
All directors and executive officers as a group (22 total)	46,421,287	11.2%
Five Percent Holders of the Company
The Getty Family Stockholders(10)	191,374,006	46.1%
Koch Icon Investments, LLC(11)	80,733,607	19.5%
NBOKS(12)	74,175,262	17.9%
_________________________
*Less than 1%
(1)Interests shown consist of (i) 7,794,004 shares of Class A common stock held by Mark Getty and (ii) (a) 5,089,413 shares of Class A common stock to be held by The October 1993 Trust and (b) 464,085 shares of Class A common stock held by The Options Settlement, which shares Mr. Getty may be deemed to beneficially own by virtue of his indirect ownership in such entities. This number does not include 178,026,504 shares of Class A common stock held by Getty Investments. Mr. Getty is one of three directors of Getty Investments (the other two directors being Pierre du Preez and Jan Moehl) and therefore he may be deemed to share voting and investment power over the shares held by Getty Investments. The shares of Class A common stock held by The October 1993 Trust are pledged to the Cheyne Walk Trust (see footnote 10 below) in respect of a guarantee it provides against certain credit facilities.
(2)Interests shown consist of 26,567 shares of Class A common stock.

(3)Interests shown consist of 49,549 shares of Class A common stock and 213,175 shares of Class A common stock issuable upon exercise of vested options.
(4)Interests shown consist of (i) 977,561 shares of Class A common stock held directly by Mr. Peters and (ii) 5,763,612 shares of Class A common stock issuable upon exercise of vested options.
(5)According to a Form 4 filed by Mr. Chu on October 31, 2024, interests shown consist of (i) 5,762,560 shares of Class A common stock held by CC NB Sponsor 2 Holdings LLC and (ii) 9,706,670 shares of Class A common stock held by CC Capital SP, LP. CC NB Sponsor 2 Holdings LLC is a wholly owned subsidiary of CC Capital SP, LP. CC Capital SP, LP is controlled by Chinh Chu. As such, Mr. Chu is deemed to be the beneficial owner of the shares held by CC Capital SP, LP and the shares held by CC NB Sponsor 2 Holdings LLC.
(6)Interest shown consist of 87,607 shares of Class A common stock and 4,760 shares of Class A common stock issuable upon vesting and settlement of RSUs.
(7)Interest shown consists of 47,607 shares of Class A common stock and 4,760 shares of Class A common stock issuable upon vesting and settlement of RSUs.
(8)Interest shown consists of 379,922 shares of Class A common stock and 1,856,695 shares of Class A common stock issuable upon exercise of vested options.
(9)Interest shown consists of 447,388 shares of Class A common stock and 2,226,982 shares of Class A common stock issuable upon exercise of vested options.
(10)Interests shown consist of (i) 178,026,504 shares of Class A common stock held by Getty Investments, (ii) 5,089,413 shares of Class A common stock held by The October 1993 Trust, (iii) 464,085 shares of Class A common stock held by The Options Settlement, and (iv) 7,794,004 shares of Class A common stock held by Mark Getty (Getty Investments, The October 1993 Trust, The Options Settlement and Mr. Getty, collectively, the “Getty Family Stockholders”). The Cheyne Walk Trust is the sole owner of Cheyne Walk Master Fund 2 LP, which is the majority owner of Getty Investments, and the Cheyne Walk Trust may be deemed to have indirect beneficial ownership of Getty Investments’ 178,026,504 shares of Class A common stock. According to a Schedule 13D filed with the SEC on January 8, 2025, the business address of Getty Investments, the Cheyne Walk Trust and Cheyne Walk Master Fund 2 LP is 5390 Kietzke Lane, Suite 202, Reno, Nevada 89511.
(11)Interests shown consist of 80,733,607 shares of Class A common stock held by Koch Icon. According to a Schedule 13D filed with the SEC on January 8, 2025 Koch Icon Investments, LLC (“Koch Icon”) is beneficially owned by Koch Equity Development LLC (“Koch Equity”), Koch Equity is beneficially owned by Koch Investments Group, LLC (“KIG”), KIG is beneficially owned by Koch Investments Group Holdings, LLC (“KIGH”), KIGH is beneficially owned by Koch Companies, LLC (“KCLLC”), and KCLLC is beneficially owed by Koch, Inc. The business address of Koch Icon, Koch Equity, KIG, KIGH, KCLLC and Koch, Inc. is c/o Koch, Inc., 4111 East 37th Street North, Wichita, Kansas 67220.
(12)Interests shown consists of 74,175,262 shares of Class A common stock held by Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”). According to a Schedule 13D filed with the SEC on November 22, 2024, Neuberger Berman Investment Advisers LLC (“NBIA”) serves as investment adviser to NBOKS and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS. Neuberger Berman Investment Advisers Holdings LLC (“NBIA Holdings”) is the holding company of NBIA and a subsidiary of Neuberger Berman Group LLC (“NB Group”). The business address of NBOKS, NB Group, NBIA Holdings and NBIA is 1290 Avenue of Americas, New York, New York 10104.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of our Class A common stock, to file with the SEC reports of ownership of such securities and changes in reported ownership.

Based on a review of reports filed with the SEC, or written representations from reporting persons that all reportable transactions were reported, we believe that, during 2024, our directors, executive officers, and 10% stockholders timely filed all reports that were required to be filed under Section 16(a), except one Form 4 reporting the sale of shares of Class A common stock to cover tax withholding on the vesting and settlement of outstanding RSUs was not timely filed by Daine Weston.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Under the policy:
•any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of our Board of Directors; and
•any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of our Board of Directors or recommended by the Compensation Committee to our Board of Directors for its approval.
In connection with the review and approval or ratification of a related person transaction:
•management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Act and related rules; and
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.
In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and NYSE.
A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;
•any person who is known to be the beneficial owner of more than 5% of the Company’s voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.
Related Person Transactions
Below are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2023, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”

Stockholders Agreement
Concurrently with the execution and delivery of the Business Combination Agreement, the Company, the Getty Family Stockholders, Koch Icon, the Sponsor, CC NB Sponsor 2 Holdings LLC, NBOKS and certain other parties thereto entered into the Stockholders Agreement, dated December 9, 2021, relating to, among other things, the composition of our Board of Directors following the Closing, certain voting provisions and lock-up restrictions. Pursuant to the Stockholders Agreement, the composition of our board of directors is (a) three directors nominated by Getty Investments: currently, Patrick Maxwell, Mark Getty and Tracy Knox; (b) two directors nominated by Koch Icon: currently, Michael Harris and Brett Watson; (c) one director nominated by CC Capital: currently, Chinh Chu; (d) the chief executive officer of the Company (which is Craig Peters) and (e) a number of independent directors sufficient to comply with the requisite independence requirements of the NYSE and the rules and regulations of the SEC. See “Corporate Governance — Board Composition” above for more information. See also “—Significant Stockholder Agreement” below.
Registration Rights Agreement
Concurrently with the Closing, the Company, the Sponsor and the persons identified on Schedule A thereto, including the Getty Family Stockholders and Koch Icon, entered into the Registration Rights Agreement, which provides customary demand and piggyback registration rights. Pursuant to the Registration Rights Agreement, the Company agreed that, as soon as practicable, and in any event within 30 days after the Closing, the Company will file with the SEC a shelf registration statement. In addition, the Company will use its commercially reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the 90th day (or the 120th day if the SEC notifies the Company that it will “review” such shelf registration statement) following the filing deadline, in each case subject to the terms and conditions set forth therein; and the Company will not be subject to any form of monetary penalty for its failure to do so. Additionally, the Company, the Getty Family Stockholders, Koch Icon, and other parties to the Registration Rights Agreement, have agreed to amend and restate such agreement in connection with the closing of the transactions contemplated by the Shutterstock Merger Agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, the parties will be entitled to certain piggyback registration rights and customary demand registration rights. In addition pursuant to the amendment and restatement, among other things, within 90 days following the closing of the transactions contemplated by the Shutterstock Merger Agreement, the Company will coordinate with the stockholders party to the Amended and Restated Registration Rights Agreement to complete an underwritten secondary offering of a certain number of shares of Class A common stock beneficially owned by such stockholders.
Restated Option Agreement
Getty Investments is a party to a Restated Option Agreement, dated February 9, 1998 (as amended on February 9, 1998, February 24, 2008, and August 14, 2012, the “Restated Option Agreement”) pursuant to which Getty Investments has the right to obtain ownership of the Getty Marks (as defined in the Restated Option Agreement) in the event one or more third parties acquire a controlling interest in Getty Images, Inc. In connection with the entry into the Business Combination Agreement, Getty Investments entered into the Fourth Amendment to the Restated Option Agreement, which provides that the Restated Option Agreement will automatically terminate if, and on the date following the Closing Date on which, the Getty Family Stockholders (together with their respective successors and any permitted transferees) beneficially own less than 27,500,000 shares of Class A common stock (as adjusted for stock splits, stock combinations, and similar transactions).
Significant Stockholder Agreement

Concurrently with the execution of the Shutterstock Merger Agreement, the Getty Family Stockholders, Koch Icon and Mr. Jonathan Oringer, the Executive Chairman of Shutterstock (each, a “Significant Stockholder”) entered into the Significant Stockholder Agreement (the “Significant Stockholder Agreement”). Pursuant to the Significant Stockholder Agreement, the Getty Family Stockholders, Koch Icon and Mr. Oringer have agreed to certain restrictions on transfers of their shares of Class A common stock following the closing of business combination between the Company and Shutterstock, including (a) any transfers during the 90 days following the closing or (b) thereafter, to any direct competitor of Getty Images or any activist shareholder, in each case, subject to certain limited exceptions including in sales through open market transactions. These restrictions terminate based on certain thresholds of the Significant Stockholders’ beneficial ownership.

Pursuant to the Significant Stockholder Agreement and subject to the closing of the merger between Getty Images and Shutterstock, the Getty Family Stockholders and Koch Icon will be entitled to certain rights to designate directors to our Board of Directors, subject to ownership thresholds. Based on expected ownership of the Getty Family Stockholders and Koch Icon immediately following the closing of the merger between Getty Images and Shutterstock, the Getty Family Stockholders are expected to be entitled to designate two directors to our Board of Directors and Koch Icon is expected to be entitled to designate one director to our Board of Directors. For so long as the Getty Family Stockholders are entitled to designate two directors to our Board of Directors, the Getty Family Stockholders will be entitled to designate the Chairman of our Board of Directors. For so long as the Getty Family Stockholders and Koch Icon are entitled to designate at least one director to our Board of Directors, each of Getty Family Stockholders and Koch Icon, as applicable, shall be entitled to appoint an observer to our Board of Directors.

Please see the Significant Stockholder Agreement, which is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, for more information.

Letter Agreements

Also concurrently with the execution of the Shutterstock Merger Agreement, the Getty Family Stockholders and Koch Icon have each entered into a letter agreement with the Company, in each case dated as of January 6, 2025 (each, a “Letter Agreement”), wherein (a) the Getty Family Stockholders and Koch Icon have agreed to certain restrictions on transfers of their shares of Class A common stock and associated voting rights until the earlier of (i) termination of the Shutterstock Merger Agreement in accordance with its terms or (ii) the closing of the transaction, (b) each of the Getty Family Stockholders and Koch Icon have agreed to cooperate with the Company in connection with (A) termination of the existing Stockholders Agreement, to be effective as of closing of the transaction and (B) seeking regulatory approvals required in connection with the transaction, and (c) the Company has agreed to provide reimbursement to the Getty Family Stockholders and Koch Icon for certain expenses incurred in connection with the transaction, in each case up to a cap of $400,000 (such cap, however, does not apply to expenses incurred in connection with litigation or regulatory approvals). CC NB Sponsor 2 Holdings LLC, CC Capital and NBOKS have also each entered into a Letter Agreement with the Company, in each case dated as of January 6, 2025, which contain similar provisions with respect to reimbursement for certain of their expenses incurred in connection with the transaction and their cooperation in connection with termination of the existing Stockholders Agreement, to be effective as of the closing of the merger between Getty Images and Shutterstock.

Please see the Letter Agreements, which are attached as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, for more information
Other Related Party Transactions
Mikael Cho
Stephanie Liverani, the spouse of Mikael Cho, Senior Vice President — CEO, Unsplash, is employed by a subsidiary of Getty Images and serves as Vice President & Co-Founder, Unsplash. In 2024 and 2023, she was paid approximately $265,000 and $220,00 in base salary and $234,000 and $78,000 in cash bonus, respectively. Additionally, Christopher Liverani, the brother-in-law of Mikael Cho, Senior Vice President — CEO, Unsplash, is employed by a subsidiary of Getty Images and serves as Brand Partnerships Executive. In 2024 and 2023, he was paid approximately $206,000 and $110,000 in base salary and $323,000 and $970,000 in commissions, respectively. Each individual participated in other regular and customary employee benefit programs generally available to all Getty Images employees. In addition, the amount of compensation was determined in accordance with the Company’s standard compensation practices applicable to similarly situated employees.
Limitation on Liability and Indemnification of Officers and Directors
We currently indemnify our directors and executive officers to the fullest extent permitted by law. Further, we have entered into customary indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at Getty Images Holdings, Inc., Attn: Corporate Secretary, 605 5th Avenue S., Seattle, Washington, 98104 in writing not later than March 24, 2026.

Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated By-Laws. Our Amended and Restated By-Laws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than May 11, 2026 and no later than June 10, 2026. The notice must contain the information required by the Amended and Restated By-Laws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after September 8, 2026, then our Corporate Secretary must receive such written notice no later than the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Amended and Restated By-Laws must comply with the additional requirements of Rule 14a-19(b). We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. We will not consider any proposal or nomination that is not timely or otherwise does not meet the Amended and Restated By-Laws and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the 2025 Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the 2025 Annual Meeting. However, if other matters should come before the 2025 Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
GETTY IMAGES HOLDINGS, INC.’S ANNUAL REPORT ON FORM 10-K
A copy of Getty Images Holding, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on July 14, 2025 without charge upon written request addressed to:
Getty Images Holdings, Inc.
605 5th Avenue S.
Suite 400
Seattle, WA 98104
ATTN: INVESTOR RELATIONS
A reasonable fee will be charged for copies of exhibits to the Annual Report on Form 10-K for the year ended December 31, 2024. You also may access this proxy statement and the 2024 Annual Report on Form 10-K at https://www.astproxyportal.com/ast/26903 and on the SEC’s website at www.sec.gov.

WHETHER OR NOT YOU PLAN TO ATTEND THE 2025 ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE INTERNET NOTICE AND THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE 2025 ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Kjelti Kellough
Senior Vice President, General Counsel and Corporate Secretary
July 22, 2025

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 GETTY IMAGES HOLDINGS, INC. Proxy for Annual Meeting of Shareholders on September 8, 2025 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Craig Peters, Jennifer Leyden and Kjelti Kellough, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Class A Common Stock, par value $0.0001 per share, of Getty Images Holdings, Inc., which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Getty Images Holdings, Inc., to be held virtually via live webcast at https://meetings.lumiconnect.com/200-447-447-348 (password: getty2025) on September 8, 2025, at 10:30 a.m. (Eastern Time), and at any adjournments or postponements thereof, upon any and all matters which may properly be brought before said meeting or any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. (Continued and to be signed on the reverse side) 1.1
ANNUAL MEETING OF STOCKHOLDERS OF GETTY IMAGES HOLDINGS, INC. September 8, 2025 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card, and Annual Report on Form 10-K are available at https://www.astproxyportal.com/ast/26903 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20330000000000001000 8 090825 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. 1. Election of Directors: To elect three (3) Class III directors to the Board of Directors to serve until the 2028 annual meeting of stockholders or until their successors have been duly elected and qualified. O Craig Peters O Michael Harris O Hilary Schneider 2. To ratify the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for the year ending December 31, 2025. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: MARK&#8200;“X” HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20330000000000001000 8 090825 COMPANY NUMBER ACCOUNT NUMBER MARK&#8200;“X” HERE IF YOU PLAN TO ATTEND THE MEETING. ANNUAL MEETING OF STOCKHOLDERS OF GETTY IMAGES HOLDINGS, INC. September 8, 2025 O Craig Peters O Michael Harris O Hilary Schneider FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card, and Annual Report on Form 10-K are available at https://www.astproxyportal.com/ast/26903 1. Election of Directors: To elect three (3) Class III directors to the Board of Directors to serve until the 2028 annual meeting of stockholders or until their successors have been duly elected and qualified. 2. To ratify the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for the year ending December 31, 2025. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://meetings.lumiconnect.com/200-447-447-348 (password: getty2025) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible doc- uments online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.